                                                                  EXHIBIT 4.7(A)

     THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED. REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

                            SHARE PURCHASE AGREEMENT
         (FOR THE PURCHASE OF SHARES OR OPTIONS FROM CLASS A PREFERENCE
                   SHAREHOLDERS AND MANAGEMENT SHAREHOLDERS)

                 THE VENGROWTH ADVANCED LIFE SCIENCES FUND INC.

                             MEDINNOVA PARTNERS INC.

                          NEUROSCIENCE DEVELOPMENT INC.

         WORKING VENTURES CMDF QUEEN'S SCIENTIFIC BREAKTHROUGH FUND INC.

                               ANTHONY GIOVINAZZO

                                  MARC DE SOMER

                                 BRIAN FIELDING

                                   as Vendors

                                      -and-

                         CITA NEUROPHARMACEUTICALS INC.

                                      -and-

                                  VERNALIS PLC

                                      -and-

                             VERNALIS (CANADA) INC.

                                  as Purchaser

                                November 18, 2005

                                TABLE OF CONTENTS

ARTICLE 1
   INTERPRETATION..........................................................    3
   1.1  Definitions........................................................    3
   1.2  Schedules..........................................................   15
   1.3  Headings and Table of Contents.....................................   15
   1.4  Gender and Number..................................................   15
   1.5  Currency Conversion and Indemnity..................................   15
   1.6  Generally Accepted Accounting Principles...........................   16
   1.7  Invalidity of Provisions...........................................   16
   1.8  Entire Agreement...................................................   16
   1.9  Waiver, Amendment..................................................   17
   1.10 Governing Law......................................................   17
   1.11 Attornment.........................................................   17
   1.12 Knowledge..........................................................   17

ARTICLE 2
   PURCHASE AND SALE.......................................................   18
   2.1  Agreement to Purchase and Sell.....................................   18
   2.2  Purchase Price.....................................................   18
   2.3  Satisfaction of the Initial Consideration..........................   18
   2.4  Satisfaction of Milestone Consideration............................   19
   2.5  Appointment of Vendors' Representative.............................   23
   2.6  Development of the Pain Project and the Parkinson's Project........   24
   2.7  Location and Time of the Closing...................................   24
   2.8  Delivery of Share Certificates.....................................   24
   2.9  Delivery of Option Agreements......................................   24
   2.10 Estimated Signing Balance Sheet....................................   25
   2.11 Final Signing Balance Sheet........................................   25
   2.12 Estimated Closing Balance Sheet....................................   26
   2.13 Final Closing Balance Sheet........................................   26
   2.14 Net Cash Payment...................................................   27
   2.15 Final Proceeds Schedule............................................   28
   2.16 Resale Restrictions on Non-Vendor Placing Shares...................   28

ARTICLE 3
   REPRESENTATIONS AND WARRANTIES..........................................   29
   3.1  Vendors' Personal Representations and Warranties...................   29
      3.1.1  Incorporation.................................................   29
      3.1.2  Capacity and Due Authorization................................   29
      3.1.3  Enforceability................................................   29
      3.1.4  Title to, and Right to, Sell Purchased Securities.............   29
      3.1.5  Amounts Owing by Corporation..................................   30
      3.1.6  No Contravention..............................................   30
      3.1.7  Consents and Approvals........................................   30
      3.1.8  Compliance with Confidentiality Obligations...................   30
      3.1.9  Tax Residency.................................................   30
      3.1.10 U.S. Securities Laws..........................................   31
   3.2  Vendors' Business Representations and Warranties...................   31
      3.2.1  Incorporation and Status of the Corporation and
             the Subsidiaries..............................................   31
      3.2.2  Corporate Power of the Corporation and the Subsidiaries.......   31
      3.2.3  No Contravention..............................................   31
      3.2.4  Approvals and Consents........................................   31
      3.2.5  Capital of the Corporation....................................   31
      3.2.6  Subsidiaries..................................................   31
      3.2.7  No Obligations to Issue or Purchase Securities................   32
      3.2.8  Disclosure....................................................   32
      3.2.9  Financial Statements..........................................   32
      3.2.10 Liabilities and Guarantees....................................   32
      3.2.11 Indebtedness..................................................   32
      3.2.12 Absence of Unusual Transactions and Events....................   33
      3.2.13 Non-Arm's Length Transactions.................................   34
      3.2.14 As to Certain Contracts In and Out of the Ordinary Course.....   34
      3.2.15 Employment Matters............................................   35
      3.2.16 Employee Benefit Plan.........................................   36
      3.2.17 Consultants...................................................   36
      3.2.18 No Default Under Agreements...................................   36
      3.2.19 Title to Assets...............................................   37
      3.2.20 Real Property.................................................   37
      3.2.21 Environmental Matters.........................................   37
      3.2.22 Assets in Good Condition......................................   37
      3.2.23 Tax, etc., Matters............................................   37
      3.2.24 Insurance.....................................................   38
      3.2.25 Corporation IP................................................   38
      3.2.26 Title to Corporation Owned IP.................................   38
      3.2.27 Prosecution...................................................   38
      3.2.28 Validity and Enforceability of Corporation Owned IP...........   39
      3.2.29 Non-Infringement of Intellectual Property Rights..............   39
      3.2.30 Corporation Licensed IP.......................................   39
      3.2.31 Licenses of Corporation Owned IP to Third Persons.............   39
      3.2.32 Confidentiality Agreements with Directors, Officers,
             Employees

             and Contractors...............................................   32
      3.2.33 Permits and Registrations.....................................   40
      3.2.34 Compliance with Laws..........................................   40
      3.2.35 Litigation and Other Proceedings..............................   40
      3.2.36 Corporate Records.............................................   40
      3.2.37 Books of Account..............................................   40
      3.2.38 Bank Accounts, etc............................................   40
      3.2.39 Suppliers.....................................................   41
      3.2.40 Material Facts Disclosed......................................   41
   3.3  Purchaser's and Vernalis' Representations and Warranties...........   41
      3.3.1  Incorporation and Status......................................   41
      3.3.2  Corporate Power and Due Authorization.........................   41
      3.3.3  Enforceability................................................   41
      3.3.4  No Contravention..............................................   41
      3.3.5  Consents and Approvals........................................   41
      3.3.6  Circular......................................................   42
      3.3.7  Securities Laws...............................................   42
      3.3.8  Issue of Purchaser Shares and Vernalis Shares.................   42
   3.4  No Finder's Fees...................................................   42
   3.5  Survival of Covenants, Representations and Warranties..............   42

ARTICLE 4
   CONDITIONS..............................................................   43
   4.1  Mutual Conditions..................................................   43
      4.1.1  Shareholder Approval..........................................   43
      4.1.2  Placing Agreement.............................................   43
      4.1.3  Agreement to Admit For Listing................................   43
      4.1.4  Admission Condition...........................................   43
      4.1.5  UK Treasury Consent...........................................   43
      4.1.6  Vendors' Representative Agreement.............................   44
      4.1.7  No Material Adverse Condition.................................   44
      4.1.8  No Termination................................................   44
   4.2  Conditions for the Benefit of the Purchaser........................   44
      4.2.1  Accuracy of Representations of Vendors and
             Compliance With Covenants.....................................   44
      4.2.2  Closing Documents and Proceedings.............................   44
      4.2.3  No Action to Restrain.........................................   45
      4.2.4  Consents and Approvals........................................   45
      4.2.5  GTTS XV Limited Partnership (GTTS XV) Call Option.............   45
      4.2.6  Exercise of Rights............................................   45
      4.2.7  Purchase of Other Shares......................................   45
      4.2.8  Corporation Shareholders Agreement............................   46
      4.2.9  Purchaser Shareholders Agreement..............................   46
      4.2.10 Purchaser Option Plan and Purchaser Option Agreement..........   46
   4.3  Conditions for the Benefit of the Vendors..........................   46

      4.3.1  Accuracy of Representations of Purchaser and
             Compliance With Covenants.....................................   46
      4.3.2  Closing Documents and Proceedings.............................   47
   4.4  Mutual Right to Terminate..........................................   47

ARTICLE 5
   COVENANTS...............................................................   47
   5.1  Vendors' Personal Covenants........................................   47
      5.1.1  Exercise of Rights............................................   47
      5.1.2  Release of Charges............................................   47
      5.1.3  Purchaser Shareholders Agreement..............................   48
      5.1.4  Actions.......................................................   48
      5.1.5  Withdrawal Rights.............................................   48
   5.2  Corporation's Business Covenants...................................   48
      5.2.1  Access to Information.........................................   48
      5.2.2  Conduct of Business...........................................   48
      5.2.3  Corporate Action, Resignations and Releases...................   49
      5.2.4  Obtaining of Consents and Approvals...........................   49
      5.2.5  Circular......................................................   49
      5.2.6  Negative Covenant.............................................   49
      5.2.7  Actions.......................................................   50
   5.3  Purchaser's Covenants..............................................   50
      5.3.1  Prepayment of MMV Loan........................................   50
      5.3.2  Funding.......................................................   50
   5.4  Vernalis' Covenants................................................   50
      5.4.1  Shareholder Approval..........................................   50
      5.4.2  Placing Agreement.............................................   50
      5.4.3  Reporting.....................................................   51
      5.4.4  Purchaser's Obligations.......................................   51
      5.4.6  Purchaser's Corporate Existence...............................   51
      5.4.6  Actions.......................................................   51
   5.5  Cooperation........................................................   51

ARTICLE 6
   INDEMNIFICATION.........................................................   51
   6.1  Indemnification for Vendors' Personal Representations and
        Vendors' Personal Covenants........................................   51
   6.2  Indemnification for Vendors' Business Representations and
        Other Claims.......................................................   52
   6.3  Indemnification for Purchaser's and Vernalis' Representations......   52
   6.4  Notice of Claim....................................................   53
   6.5  Limitation of Indemnity............................................   53
   6.6  Satisfaction of Claims.............................................   53
   6.7  No Indemnification by Corporation..................................   54

   6.8  Procedure for Indemnification......................................   54
      6.8.1  Purchaser's Claims............................................   54
      6.8.2  Vendor's Claims...............................................   55
      6.8.3  Third Party Claims............................................   55
   6.9  Additional Rules and Procedures....................................   56
   6.10 Indemnification Claims.............................................   56

ARTICLE 7
   GENERAL MATTERS.........................................................   57
   7.1  Confidentiality....................................................   57
   7.2  Public Notices.....................................................   57
   7.3  Expenses...........................................................   57
   7.4  Assignment.........................................................   58
   7.5  Notices............................................................   58
   7.6  Time of Essence....................................................   59
   7.7  Further Assurances.................................................   60
   7.8  Counterparts.......................................................   60

SCHEDULES
   Schedule 1.1.3  - Agreed Pain Project Budget
   Schedule 1.1.4  - Agreed Parkinson's Project Budget
   Schedule 1.1.7  - API Inventory Amount
   Schedule 1.1.20 - Form of Circular
   Schedule 1.1.48 - Pro Forma Proceeds Schedule
   Schedule 1.1.67 - Net Cash Calculation
   Schedule 1.1.76 - Form of Placing Agreement
   Schedule 1.1.85 - Form of Purchaser Option Plan
   Schedule 1.1.86 - Form of Purchaser Shareholders Agreement
   Schedule 1.1.88 - Form of Share Provisions for Purchaser Shares
   Schedule 3.1.4  - Title To, and Right To, Sell Purchased Securities
   Schedule 3.1.7  - Consents and Approvals
   Schedule 3.2.5  - Capital of the Corporation
   Schedule 3.2.7  - Obligations to Issue or Purchase Securities
   Schedule 3.2.8  - Disclosure
   Schedule 3.2.10 - Liabilities and Guarantees
   Schedule 3.2.11 - Indebtedness
   Schedule 3.2.12 - Unusual Transactions and Events
   Schedule 3.2.14 - Certain Contracts In and Out of the Ordinary Course
   Schedule 3.2.15 - Employment Matters
   Schedule 3.2.16 - Employment Benefit Plan
   Schedule 3.2.19 - Title to Assets
   Schedule 3.2.21 - Environmental Matters

   Schedule 3.2.24 - Insurance Policies
   Schedule 3.2.25 - Corporation IP
   Schedule 3.2.38 - Bank Accounts, Etc.
   Schedule 3.4    - Finder's Fees

                            SHARE PURCHASE AGREEMENT

          THIS AGREEMENT is made as of the 18th day of November, 2005,

BETWEEN:

           THE VENGROWTH ADVANCED LIFE SCIENCES FUND INC., a corporation incorporated under the laws of Canada

           ("VENGROWTH")

           -and-

           MEDINNOVA PARTNERS INC., a corporation incorporated under the laws of Ontario

           ("MEDINNOVA")

           -and-

           NEUROSCIENCE DEVELOPMENT INC., a corporation incorporated under the laws of Ontario

           ("NDI")

           -and-

           WORKING VENTURES CMDF QUEEN'S SCIENTIFIC BREAKTHROUGH FUND INC., a corporation incorporated under the laws of Ontario

           -and-

           ANTHONY GIOVINAZZO, of the City of Brampton

           ("GIOVINAZZO")

           -and-

           MARC DE SOMER, of the City of Hamilton

           ("DE SOMER")

           -and-

           BRIAN FIELDING, of the City of Aurora

           ("FIELDING")

           (the above parties being collectively referred to as the "VENDORS" and individually as a "VENDOR")

           -and-

           CITA NEUROPHARMACEUTICALS INC., a corporation incorporated under the laws of Ontario

           (the "CORPORATION")

           -and-

           VERNALIS PLC, a corporation incorporated under the laws of England and Wales, with company number 2304992

           ("VERNALIS")

           -and-

           VERNALIS (CANADA) INC., a corporation incorporated under the laws of New Brunswick

           (the "PURCHASER")

RECITALS:

A. Purchaser wishes to acquire all of the shares or rights to acquire shares in the capital of the Corporation for aggregate consideration of up to U.S.$64,500,000.

B. The Institutional Vendors wish to sell all of their Class A Preference shares in the capital of the Corporation issuable upon exercise of warrants, conversion rights, options and other rights, and the Purchaser wishes to purchase such shares, on and subject to the terms and conditions of this Agreement.

C. The Management Vendors wish to sell Class D Preference shares in the capital of the Corporation issuable upon exercise of certain of their options, and the Purchaser wishes to purchase such shares, and to exchange their remaining options to acquire Class D Preference shares in the capital of the Corporation for options to acquire Class 1 Preferred Shares in the Purchaser, on and subject to the terms of this Agreement.

D. The Management Vendors wish to exchange their options to acquire common shares in the capital of the Corporation for options to acquire Class 4 Preferred Shares in the Purchaser, on and subject to the terms of this Agreement.

E. The Vendors wish to appoint VenGrowth to act as their representative with respect to certain matters with respect to this Agreement and related documents.

F. The Purchaser is entering into separate agreements with other holders of shares in the capital of the Corporation, and holders of warrants, conversion rights, options and other rights to acquire shares in the capital of the Corporation, to acquire all such shares and/or rights.

          NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1  DEFINITIONS

          In this Agreement,

     1.1.1 "ADMISSION CONDITION" means the admission of the Non-Vendor Placing Shares, the Vendor Placing Shares and the Vernalis Shares to be allotted and issued on Closing to Chiesi and MMV Financial Inc. (in connection with the purchase by the Purchaser of their shares or rights to acquire shares in the capital of the Corporation) to the Official List and to trading on the London Stock Exchange becoming effective ("ADMISSION") and the Placing Agreement not having been terminated before such Admission;

     1.1.2 "AFFILIATE" has the meaning attributed to such term under the Business Corporations Act (Ontario);

     1.1.3 "AGREED PAIN PROJECT BUDGET" means the budget for the Pain Project agreed between the Corporation and the Purchaser and attached as Schedule 1.1.3;

     1.1.4 "AGREED PARKINSON'S PROJECT BUDGET" means the budget for the Parkinson's Project agreed between the Corporation and the Purchaser and attached as Schedule 1.1.4;

     1.1.5 "AGREEMENT" means this agreement and all schedules attached to this agreement, in each case as they may be amended or supplemented from time to time, and the expressions "HEREOF", "HEREIN", "HERETO", "HEREUNDER", "HEREBY" and similar expressions refer to this agreement; and unless otherwise indicated, references to Articles and sections are to Articles and sections in this agreement;

     1.1.6 "ALZHEIMER'S PROJECT" means the Business which relates to CNP1061 for the indication of Alzheimer's disease;

     1.1.7 "API INVENTORY AMOUNT" means the aggregate purchase price of specified inventory acquired in respect of the Pain Project and the Parkinson's Project as set out in Schedule 1.1.7;

     1.1.8 "APPLICABLE LAW" means, in respect of any Person, property, transaction, event or course of conduct, all applicable laws, statutes, rules, by-laws and regulations, regulatory policies and all applicable official directives, orders, judgments and decrees of any domestic or foreign government (federal, provincial, municipal or otherwise) or of any regulatory authority, agency, commission or board of any domestic or foreign government, or of any court or any other law, regulation or rule-making entity having jurisdiction in the relevant circumstances;

     1.1.9 "AUDITED FINANCIAL STATEMENTS" means the audited consolidated balance sheet of the Corporation and the Subsidiaries as at November 30, 2004 and the accompanying consolidated statements of loss and deficit and cash flow for the year then ended, including the notes thereto, and the report of the auditors of the Corporation thereon;

     1.1.10 "AUDITED STATEMENTS DATE" means November 30, 2004;

     1.1.11 "BANK" means Piper Jaffray Limited;

     1.1.12 "BUSINESS" means the business of the Corporation of researching, developing and testing drug candidates related to the Pain Project, the Parkinson's Project and the Alzheimer's Project;

     1.1.13 "BUSINESS DAY" means any day, other than Saturday, Sunday or any statutory holiday in the Province of Ontario or London, England;

     1.1.14 "CANADIAN DOLLARS", "CDN. DOLLARS" or "CDN.$" means lawful currency of Canada;

     1.1.15 "CASH REALISATION AGREEMENT" means the agreement dated as of the date hereof entered into between the Vendors and the Bank in respect of the proceeds of the Vendor Placing;

     1.1.16 "CHARGE" means any security interest, lien, charge, pledge, encumbrance, mortgage, adverse claim or title retention agreement of any nature or kind;

     1.1.17 "CHIESI" means Chiesi Farmaceutici S.p.A.;

     1.1.18 "CHIESI LICENCE AGREEMENTS" means, together, the amended and restated licence agreement dated as of the date hereof between Chiesi and the Corporation in respect of the CNP1512 compound and the amended and restated licence agreement dated as of the date hereof between Chiesi and the Corporation in respect of the CNP3381 compound;

     1.1.19 "CHIESI VENDOR PLACING SHARES" means *** Vernalis Shares to be allotted and issued pursuant to the Vendor Placing in connection with the sale by Chiesi of its right to acquire Class C Preference shares in the capital of the Corporation;

     1.1.20 "CIRCULAR" means the combined prospectus and shareholder circular of Vernalis to be published on the date of this Agreement, substantially in the form attached hereto as Schedule 1.1.20;

     1.1.21 "CLAIM" has the meaning attributed to such term in section 6.4;

     1.1.22 "CLASS 1 PREFERRED SHARE OPTIONS" means the options to acquire Class 1 Preferred Shares to be granted on the Closing Date to the Management Vendors, as set forth opposite each Management Vendor's name in the Final Proceeds Schedule, pursuant to Purchaser Option Agreements, in exchange for options to acquire Class D Preference shares in the capital of the Corporation, each Class 1 Preferred Share Option being exercisable for one Class 1 Preferred Share;

     1.1.23 "CLASS 1 PREFERRED SHARES" means the Class 1 non-voting, retractable, redeemable, preferred shares, in registered form, of the Purchaser, having the share provisions set out in Schedule 1.1.88, with a stated redemption price of U.S.$1.00 per share and with an aggregate Redemption Price as set out in the Final Proceeds Schedule, and subject to further reduction and set-off in accordance with sections 2.4.7 and 6.6 and the share provisions attached to the Purchaser Shares;

     1.1.24 "CLASS 2 PREFERRED SHARES" means the Class 2 non-voting retractable, redeemable, preferred shares, in registered form, of the Purchaser, having the share provisions set out in Schedule 1.1.88 and subject to the prior redemption right of the Class 1 Preferred Shares, with a stated redemption price of U.S.$1.00 per share and with an aggregate Redemption Price as set out in the Final Proceeds Schedule, plus the aggregate Redemption Price of any additional Class 2 Preferred Shares issued in accordance with section
     2.14.2 or to other Persons in respect of Net Cash, and subject to further reduction and set-off in accordance with sections 2.4.7 and 6.6 and the share provisions attached to the Purchaser Shares;

     1.1.25 "CLASS 3 PREFERRED SHARES" means the Class 3 non-voting, retractable, redeemable, preferred shares, in registered form, of the Purchaser, having the share provisions set out in Schedule 1.1.88 and subject to the prior redemption right of the Class 1 Preferred Shares and the Class 2 Preferred Shares, with a stated redemption price of U.S.$1.00 per share and with an aggregate Redemption Price as set out in the Final Proceeds Schedule, plus the aggregate Redemption Price of any additional Class 3 Preferred Shares issued in accordance with section 2.14.1 or to other Persons in respect of Net Cash, and subject to further reduction and set-off in accordance with sections 2.4.7 and 6.6 and the share provisions attached to the Purchaser Shares;

     1.1.26 "CLASS 4 PREFERRED SHARE OPTIONS" means the options to acquire Class 4 Preferred Shares to be granted on the Closing Date to the Management Vendors, as set forth opposite each Management Vendor's name in the Final Proceeds Schedule, pursuant to Purchaser Option Agreements, in exchange for options to acquire common shares in the capital of the Corporation, each Class 4 Preferred Share Option being exercisable for one Class 4 Preferred Share;

     1.1.27 "CLASS 4 PREFERRED SHARES" means the Class 4 non-voting, retractable, redeemable, preferred shares, in registered form, of the Purchaser, having the share provisions set out in Schedule 1.1.88 and subject to the prior redemption right of the Class 1 Preferred Shares and the Class 2 Preferred Shares, with a stated redemption price of U.S.$1.00 per share and with an aggregate Redemption Price as set out in the Final Proceeds Schedule, plus the aggregate Redemption Price of any additional Class 4 Preferred Shares issued in accordance with section
     2.14.1 or to other holders of Class 4 Preferred Share Options in respect of Net Cash, and subject to further reduction and set-off in accordance with sections 2.4.7 and 6.6 and the share provisions attached to the Purchaser Shares;

     1.1.28 "CLOSING" means the completion of the sale and purchase and exchange of the Purchased Securities pursuant to this Agreement at the Time of Closing;

     1.1.29 "CLOSING DATE" means the later of (i) the Business Day following the shareholder approval referred to in section 4.1.1 and (ii) the date on which all other conditions specified in Article 4 are either satisfied or waived, or such other date as may be agreed upon in writing between the Vendors' Representative and Vernalis;

     1.1.30 "CONFIDENTIALITY AGREEMENT" means the confidentiality agreement between the Corporation and Vernalis dated June 6, 2005;

     1.1.31 "CONVERSION RATE" means, in relation to the conversion of one Currency to another on a particular day, the rate of exchange quoted by the Bank of Canada as its spot rate of exchange for the conversion of the one Currency to the other at approximately noon (Toronto time) on such day;

     1.1.32 "CORPORATION" means Cita Neuropharmaceuticals Inc., a corporation incorporated under the laws of Ontario;

     1.1.33 "CORPORATION IP" means, together, the Corporation Licensed IP and the Corporation Owned IP;

     1.1.34 "CORPORATION LICENSED IP" means the Intellectual Property licensed to the Corporation or any of the Subsidiaries in respect of the Alzheimer's Project, the Pain Project and the Parkinson's Project;

     1.1.35 "CORPORATION OWNED IP" means the Intellectual Property owned by the Corporation or any of the Subsidiaries;

     1.1.36 "CORPORATION SHAREHOLDERS AGREEMENT" means the Amended and Restated Shareholders Agreement dated May 4, 2004 among the shareholders of the Corporation and the Corporation;

     1.1.37 "CORPORATION SHARES" means, collectively, the Class A Preference shares, the Class D Preference shares and the common shares in the capital of the Corporation;

     1.1.38 "CREST" means the relevant system, as defined in the UK Uncertificated Securities Regulations 1995 (SI 1995 No. 93/3272), as amended (in respect of which CRESTCo Limited is operator);

     1.1.39 "CURRENCY" means Canadian Dollars, Pounds Sterling or United States Dollars;

     1.1.40 "DETERMINED CLAIM" means a Claim that has been settled or finally determined in accordance with Article 6;

     1.1.41 "EGM" means the extraordinary general meeting of Vernalis, or any adjournment thereof, notice of which is set out in the Circular;

     1.1.42 "EMPLOYEE PLANS" means all oral or written plans, arrangements, agreements, programs, policies, practices or undertakings with respect to some or all of the current or former directors, officers, employees, independent contractors or agents of the Corporation, other than statutory plans, which provide for or relate to:

          1.1.42.1 bonus, profit sharing or deferred profit sharing, performance compensation, deferred or incentive compensation, share compensation, share purchase or share option purchase, share appreciation rights, phantom stock, vacation or vacation pay, sick pay, employee loans, or any other compensation in addition to salary; or

          1.1.42.2 insured or self-insured benefits for or relating to income continuation or other benefits during absence from work (including short term disability, long term disability, maternity and parental leave supplements and workers compensation), hospitalization, health, welfare, legal costs or expenses, medical or dental treatments or expenses, life insurance, accident, death or survivor's benefits, supplementary employment insurance, day care tuition or professional commitments or expenses or similar employment benefits;

     1.1.43 "ESTIMATED CLAIM" means, at the relevant time, a Claim, other than a Determined Claim, in the amount specified in accordance with section 6.4.2;

     1.1.44 "ESTIMATED SIGNING BALANCE SHEET" means the consolidated balance sheet of the Corporation and the Subsidiaries as at the date of this Agreement, and the calculation of Vernalis Liabilities, prepared pursuant to section 2.10;

     1.1.45 "EXCHANGED OPTIONS" means, collectively, the options to acquire Class D Preference shares and common shares in the capital of the Corporation, as set forth opposite each Management Vendor's name in
     Schedule 3.1.4, to be exchanged by the Management Vendors for Class 1 Preferred Share Options (as to a portion of their options to acquire Class D Preference shares) and Class 4 Preferred Share Options (as to their options to acquire common shares), respectively, pursuant to this Agreement;

     1.1.46 "FDA" means the Food and Drug Administration of the United States of America;

     1.1.47 "FINAL CLOSING BALANCE SHEET" means the consolidated balance sheet of the Corporation and the Subsidiaries as at the Closing Date, and the calculation of the Net Cash as at the Closing Date, prepared pursuant to section 2.13;

     1.1.48 "FINAL PROCEEDS SCHEDULE" means the schedule setting out, as at the Closing Date, the allocation of the Initial Consideration, Non-Vendor Placing Shares, Vendor Placing Shares, net proceeds of Vendor Placing Shares, each class of Purchaser Shares, each class of Purchaser Share Options, Redemption Amounts based on the occurrence of Milestones and the amounts set forth therein (prior to reduction and set-off in accordance with sections 2.4.7 and 6.6 and excluding the allocation of the Redemption Amounts in respect of any additional Class 2 Preferred Shares, Class 3 Preferred Shares and Class 4 Preferred Shares issued pursuant to section
     2.14 or to other Persons in respect of Net Cash), a pro forma of which is set out in Schedule 1.1.48 (the "PRO FORMA PROCEEDS SCHEDULE"), such schedule in final form to be agreed between Vernalis and the Corporation in accordance with section 2.15;

     1.1.49 "FINAL SIGNING BALANCE SHEET" means the consolidated balance sheet of the Corporation and the Subsidiaries as at the date of this Agreement, and the calculation of Vernalis Liabilities, prepared pursuant to section 2.11;

     1.1.50 "FROVATRIPTAN ANNOUNCEMENT" means the announcement by Vernalis of the results of the pivotal efficacy study for its Frovatriptan MRM prophylaxis development programme;

     1.1.51 "GOVERNMENTAL CHARGES" means all taxes, withholdings, payroll taxes, remittances (including contributions in respect of the Canada Pension Plan and Employment Insurance benefits), levies, assessments, reassessments and other charges together with all related penalties, interest and fines, due and payable to any domestic or foreign government (federal, provincial, municipal or otherwise) or to any regulatory authority, agency, commission or board of any domestic or foreign government, or imposed by any court or any other law, regulation or rulemaking entity having jurisdiction in relevant circumstances;

     1.1.52 "INITIAL CONSIDERATION" means, subject to the provisions of this Agreement, the allotment and issue of the Non-Vendor Placing Shares to the Vendors as set out in the Final Proceeds Schedule, together with the allotment and issue of the Vendor Placing Shares as set out in the Final Proceeds Schedule, which shall be placed with placees at an offer price of L0.63 per Vendor Placing Share and shall produce net proceeds of L*** per Vendor Placing Share (being the offer price per Vendor Placing Share in Pounds Sterling, net of the Vendors' Commission per Vendor Placing Share);

     1.1.53 "INSTITUTIONAL VENDORS" means the Vendors other than the Management Vendors;

     1.1.54 "INTELLECTUAL PROPERTY" means:

          1.1.54.1 inventions, arts, processes, machines, articles of manufacture, compositions of matter, business methods, developments and improvements, whether or not patented or the subject of an application for patent and whether or not patentable;

          1.1.54.2 all patents, pending patent applications and rights to file applications for the inventions referred to in section 1.1.54.1 above, including all rights of priority and rights in continuations, continuations-in-part, divisions, reexaminations, reissues and other derivative applications and patents;

          1.1.54.3 regulated products and services, whether or not approved or the subject on an application for regulatory approval and whether or not approvable;

          1.1.54.4 information that is not generally available to the public;

          1.1.54.5 all other intellectual and industrial property, whether or not registered or the subject of an application for registration and whether or not registrable; and

          1.1.54.6 all common law, statutory and contractual rights to the property and rights referred to in sections 1.1.54.1 to 1.1.54.5 above;

     1.1.55 "INTERIM EXPENDITURE" means such portion of the Interim Funding Amount advanced by the Purchaser or Vernalis to the Corporation where the proposed use of such funds indicated by the Corporation pursuant to section
     5.3.2 was to fund Permitted Costs;

     1.1.56 "INTERIM FUNDING AMOUNT" means the aggregate amount advanced by the Purchaser or Vernalis to the Corporation pursuant to section 5.3.2 from and including the date hereof to but excluding the Closing Date to fund the Corporation's operations;

     1.1.57 "LEASED PREMISES" means the 11,050 square feet of office space located at 2480 Dunwin Drive, Mississauga, leased by the Corporation;

     1.1.58 "LETTER OF INTENT" means the letter of intent from Vernalis to the Corporation dated August 12, 2005, as amended on September 20, 2005, October 14, 2005, October 31, 2005 and November 14, 2005;

     1.1.59 "LICENCE AGREEMENTS" has the meaning attributed to such term in section 3.2.30;

     1.1.60 "LONDON STOCK EXCHANGE" means London Stock Exchange plc;

     1.1.61 "MANAGEMENT VENDORS" means, collectively, Anthony Giovinazzo, Marc de Somer and Brian Fielding;

     1.1.62 "MATERIAL CONTRACT" has the meaning attributed to such term in section 3.2.14;

     1.1.63 "MILESTONE" has the meaning attributed to such term in section
     2.4.2;

     1.1.64 "MILESTONE CONSIDERATION" means the issue of the Class 1 Preferred Share Options, the Class 2 Preferred Shares, the Class 3 Preferred Shares and the Class 4

     Preferred Share Options to the Vendors as set out in the Final Proceeds Schedule and in accordance with section 2.4.1;

     1.1.65 "MILESTONE SHARE PRICE" means, in respect of any Vernalis Shares to be issued on a Redemption Date, the average of the closing middle market prices of a Vernalis Share as shown in the Official List on the 30 trading days up to and including the trading day (the "FINAL TRADING DAY") immediately prior to the occurrence of the relevant Milestone and converted to the relevant Currency at the Conversion Rate on the Final Trading Day;

     1.1.66 "MILESTONE SHARES" means, in respect of any Redemption Amount, such number of Vernalis Shares, if any, to be allotted and issued to satisfy such Redemption Amount in accordance with section 2.4.5;

     1.1.67 "NET CASH" means an amount equal to:

          (i) the aggregate amount of cash, receivables and deposits (but not prepaid expenses) of the Corporation and the Subsidiaries as at the Closing Date plus the API Inventory Amount,

     less

          (ii) the aggregate amount of all liabilities, including any liabilities arising in connection with the entering into of this Agreement, the completion of the transactions contemplated hereby, any withholding tax remittances, interest and penalties remaining unpaid in respect of payments to Chiesi pursuant to the Chiesi Licence Agreements (other than U.S.$ *** to be withheld in connection with its right to acquire Class C Preference shares in the capital of the Corporation), of the Corporation and the Subsidiaries as at the Closing Date,

     plus

          (iii) the Vernalis Liabilities less such portion of the Interim Funding Amount advanced by the Purchaser or Vernalis to the Corporation where the proposed use of such funds indicated by the Corporation pursuant to section 5.3.2 was to fund Vernalis Liabilities, to be set out in the Final Closing Balance Sheet and calculated in the manner provided in Schedule 1.1.67;

     1.1.68 "NON-VENDOR PLACING SHARES" means 2,630,847 Vernalis Shares to be allotted and issued in accordance with section 2.3.1.1, in the proportions set out in the Final Proceeds Schedule, but subject to adjustment and to the priority allocation in respect of Chiesi in accordance with section 2.3.5;

     1.1.69 "OFFICIAL LIST" means the Daily Official List of the London Stock Exchange;

     1.1.70 "PAIN PROJECT" means the Business which relates to CNP3381 for the indication of diabetic neuropathic pain;

     1.1.71 "PARKINSON'S PROJECT" means the Business which relates to CNP1512 for the indication of Parkinson's disease;

     1.1.72 "PERMITTED COSTS" means any expenditure or commitment incurred or committed to by the Corporation or the Subsidiaries in accordance with the Agreed Pain Project Budget or the Agreed Parkinson's Project Budget or to pay salaries of employees of the Corporation and overhead costs at the same level as at the date of this Agreement, and approved in accordance with section 5.3.2;

     1.1.73 "PERMITS" has the meaning attributed to such term in section 3.2.25;

     1.1.74 "PERSON" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation, with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity, however designated or constituted;

     1.1.75 "PERSONAL INFORMATION" means any information about an identifiable individual;

     1.1.76 "PLACING AGREEMENT" means the placing and open offer agreement substantially in the form attached as Schedule 1.1.76;

     1.1.77 "POUNDS STERLING" or "L" means lawful currency of the United
     Kingdom;

     1.1.78 "PRIME RATE" means the annual rate of interest which the Royal Bank of Canada establishes at its principal office in Toronto as the reference rate of interest to determine interest rates it will charge at such time for demand loans in Canadian dollars made to its customers in Canada and which it refers to as its "prime rate of interest";

     1.1.79 "PRIVACY LAWS" means all laws, including the Personal Information Protection and Electronic Documents Act (Canada), regulations, by-laws and ordinances that regulate the collection, use or disclosure of Personal Information or information about entities other than identifiable individuals in each jurisdiction in which the Corporation or the Subsidiaries carries on the Business, and includes any guidelines or directives of any governmental agency or regulatory authority to which the Corporation or the Subsidiaries adheres or is subject in order to qualify to carry on the Business in, or in connection with, any jurisdiction;

     1.1.80 "PRO FORMA PROCEEDS SCHEDULE" has the meaning attributed to such term in section 1.1.48;

     1.1.81 "PURCHASE PRICE" has the meaning attributed to such term in section 2.2;

     1.1.82 "PURCHASED SECURITIES" means, collectively, the Purchased Shares and the Exchanged Options;

     1.1.83 "PURCHASED SHARES" means, collectively, the Class A Preference shares in the capital of the Corporation to be sold by the Institutional Vendors to the Purchaser pursuant to this Agreement and certain Class D Preference shares in the capital of the

     Corporation to be sold by the Management Vendors to the Purchaser pursuant to this Agreement, as set forth opposite each Vendor's name in Schedule 3.1.4;

     1.1.84 "PURCHASER OPTION AGREEMENTS" means the agreements substantially in the form appended to the Purchaser Option Plan to be entered into among the Purchaser, the Vendors' Representative and each Management Vendor in respect of the grant of Purchaser Share Options;

     1.1.85 "PURCHASER OPTION PLAN" means the option plan to be adopted by the Purchaser, substantially in the form attached as Schedule 1.1.85;

     1.1.86 "PURCHASER SHAREHOLDERS AGREEMENT" means the unanimous shareholder agreement to be entered into pursuant to the Business Corporations Act (New Brunswick) among all of the shareholders of the Purchaser, the Purchaser and Vernalis, substantially in the form attached as Schedule 1.1.86;

     1.1.87 "PURCHASER SHARE OPTIONS" means, collectively, the Class 1 Preferred Share Options and the Class 4 Preferred Share Options;

     1.1.88 "PURCHASER SHARES" means, collectively, the Class 1 Preferred Shares to be issued to the Management Vendors upon exercise of their Class 1 Preferred Share Options, the Class 2 Preferred Shares to be issued to the Institutional Vendors and to MMV Financial Inc., the Class 3 Preferred Shares to be issued to the Vendors and to other holders of common shares and rights to acquire common shares in the capital of the Corporation, and the Class 4 Preferred Shares to be issued to the Vendors and other holders of rights to acquire common shares in the capital of the Corporation upon exercise of their Class 4 Preferred Share Options, all with the rights, privileges, restrictions and conditions set out in the share provisions substantially in the form attached as Schedule 1.1.88;

     1.1.89 "PURCHASER'S CLAIM" has the meaning attributed to such term in section 6.4;

     1.1.90 "PURCHASER'S COUNSEL" means the firm of Torys LLP or such other counsel as the Purchaser may appoint with respect to this Agreement and the matters contemplated hereby;

     1.1.91 "REDEMPTION AMOUNT" means, in respect of any Redemption Date, the aggregate Redemption Price payable in cash and/or Vernalis Shares owing to the Vendors by the Purchaser upon the retraction or redemption of their Purchaser Shares (including Purchaser Shares issued upon exercise of Class 1 Preferred Share Options and Class 4 Preferred Share Options) in accordance with the share provisions attached to the Purchaser Shares, or by Vernalis (or its designee or assignee) upon exercise of its call right in accordance with section 2.4.4 and subject, in either case, to reduction or set-off of any Vendor's entitlement thereto in accordance with sections
     2.4.7 and 6.6 and the share provisions attached to the Purchaser Shares;

     1.1.92 "REDEMPTION DATE" means (i) in respect of any Milestone, the 45th day after the occurrence of that Milestone, or such other date as may be agreed between the Purchaser and the Vendors' Representative and (ii) the Special Redemption Date;

     1.1.93 "REDEMPTION PRICE" means the stated redemption price of each Purchaser Share in respect of a Redemption Date of U.S.$1.00 each;

     1.1.94 "RELEVANT PROPORTION" means, in respect of any Vendor, a percentage,
     (i) the numerator of which is equal to the aggregate of: (x) that Vendor's entitlement to Initial Consideration and (y) the aggregate Redemption Price of the Purchaser Shares issued on the Closing Date to that Vendor and of the Purchaser Shares issuable upon exercise of the Purchaser Share Options granted on the Closing Date to that Vendor, as set forth opposite that Vendor's name in the Final Proceeds Schedule and (ii) the denominator of which is the aggregate of the amounts in (i) above for each Vendor;

     1.1.95 "REPORT" means the customary final report produced for filing with the FDA;

     1.1.96 "SPECIAL REDEMPTION DATE" has the meaning attributed to such term in section 2.14.1;

     1.1.97 "SUBSCRIPTION AGREEMENTS" means the subscription agreements dated the date hereof, entered into between Vernalis and certain placees nominated by the Bank in connection with the Vendor Placing;

     1.1.98 "SUBSIDIARIES" means 2037137 Ontario Inc. and 2060347 Ontario Inc., each incorporated under the laws of the Province of Ontario and each a wholly-owned subsidiary of the Corporation;

     1.1.99 "TAX REASSESSMENT PERIOD" has the meaning attributed to such term in section 3.5;

     1.1.100 "THIRD PARTY CLAIM" has the meaning attributed to such term in section 6.4;

     1.1.101 "TIME OF CLOSING" means 8:00 a.m., London time, on the Closing Date or such other time on the Closing Date as may be agreed upon in writing between the Vendors' Representative and Vernalis;

     1.1.102 "UNAUDITED FINANCIAL STATEMENTS" means the unaudited consolidated balance sheet of the Corporation and the Subsidiaries as at May 31, 2005 and the accompanying consolidated statements of loss and deficit and cash flow, including the notes thereto, for the six months then ended;

     1.1.103 "UNITED STATES DOLLARS", "U.S. DOLLARS" or "U.S.$" means lawful currency of the United States of America;

     1.1.104 "VENDOR PLACING" means the placing by the Bank as agent for Vernalis pursuant to the Placing Agreement of the Vendor Placing Shares, and of Vernalis

     Shares in connection with the purchase by the Purchaser from the Vendors and Chiesi of their shares or rights to acquire shares in the capital of the Corporation;

     1.1.105 "VENDOR PLACING SHARES" means 24,284,984 Vernalis Shares to be allotted and issued in accordance with section 2.3.1.2, the Placing Agreement and the Subscription Agreements, in the proportions set out in the Final Proceeds Schedule, but subject to adjustment and the priority allocation in respect of Chiesi in accordance with section 2.3.5;

     1.1.106 "VENDOR'S CLAIM" has the meaning attributed to such term in section 6.4;

     1.1.107 "VENDORS' BUSINESS REPRESENTATIONS" means the representations and warranties set forth in section 3.2;

     1.1.108 "VENDORS' COMMISSION" means L*** per Vendor Placing Share, being the blended average amount of fees and commissions per Vernalis Share payable by Vernalis to the Bank in respect of all Vernalis Shares (including the Vendor Placing Shares) placed pursuant to the Placing Agreement;

     1.1.109 "VENDORS' COUNSEL" means the firm of Borden Ladner Gervais LLP, or such other counsel as the Vendors may appoint with respect to this Agreement and the matters contemplated hereby;

     1.1.110 "VENDORS' PERSONAL COVENANTS" means the covenants set forth in section 5.1;

     1.1.111 "VENDORS' PERSONAL REPRESENTATIONS" means the representations and warranties set forth in section 3.1;

     1.1.112 "VENDORS' REPRESENTATIVE" has the meaning attributed to such term in section 2.5;

     1.1.113 "VENDORS' REPRESENTATIVE AGREEMENT" has the meaning attributed to such term in section 2.5;

     1.1.114 "VERNALIS LIABILITIES" means the aggregate liabilities as at the date of this Agreement incurred or committed to by the Corporation and the Subsidiaries in respect of the Pain Project and the Parkinson's Project which are not outstanding for more than 60 days past their invoice date and appended to the Estimated Signing Balance Sheet, subject to adjustment in accordance with the Final Signing Balance Sheet; and

     1.1.115 "VERNALIS SHARES" means the ordinary shares of L0.05 each in the capital of Vernalis, adjusted for any stock split or consolidation effected after the date of this Agreement.

1.2  SCHEDULES

          The following are the schedules attached to this Agreement:

Schedule 1.1.3  - Agreed Pain Project Budget
Schedule 1.1.4  - Agreed Parkinson's Project Budget
Schedule 1.1.7  - API Inventory Amount
Schedule 1.1.20 - Form of Circular
Schedule 1.1.48 - Pro Forma Proceeds Schedule
Schedule 1.1.67 - Net Cash Calculation
Schedule 1.1.76 - Form of Placing Agreement
Schedule 1.1.85 - Form of Purchaser Option Plan
Schedule 1.1.88 - Form of Purchaser Shareholders Agreement
Schedule 1.1.88 - Form of Share Provisions for Purchaser Shares
Schedule 3.1.4  - Title To, and Right To, Sell Purchased Securities
Schedule 3.1.7  - Consents and Approvals
Schedule 3.2.5  - Capital of the Corporation
Schedule 3.2.7  - Obligations to Issue or Purchase Securities
Schedule 3.2.8  - Disclosure
Schedule 3.2.10 - Liabilities and Guarantees
Schedule 3.2.11 - Indebtedness
Schedule 3.2.12 - Unusual Transactions and Events
Schedule 3.2.14 - Certain Contracts In and Out of the Ordinary Course
Schedule 3.2.15 - Employment Matters
Schedule 3.2.16 - Employment Benefit Plan
Schedule 3.2.19 - Title to Assets
Schedule 3.2.21 - Environmental Matters
Schedule 3.2.24 - Insurance Policies
Schedule 3.2.25 - Corporation IP
Schedule 3.2.38 - Bank Accounts, Etc.
Schedule 3.4    - Finder's Fees

1.3  HEADINGS AND TABLE OF CONTENTS

          The inclusion of headings and a table of contents in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

1.4  GENDER AND NUMBER

          In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing gender include all genders or the neuter, and words importing the neuter include all genders.

1.5  CURRENCY CONVERSION AND INDEMNITY

          If, in connection with any action or proceeding brought in connection with this Agreement or any judgment or order obtained as a result thereof, it becomes necessary to convert any amount due hereunder in one Currency (the "OTHER CURRENCY") into Canadian Dollars, then the conversion shall be made at the Conversion Rate on the first Business Day prior to the day on which payment is received.

          If the conversion is not able to be made in the manner contemplated by the preceding paragraph in the jurisdiction in which the action or proceeding is brought, then the conversion shall be made at the Conversion Rate on the date fixed by the court for such conversion.

          If the Conversion Rate on the date of payment is different from the Conversion Rate on such first Business Day or on the date fixed for conversion by the court, as the case may be, the party liable to make the payment (the "PAYOR") shall pay such additional amount (if any) in Canadian Dollars as may be necessary to ensure that the amount paid on such payment date is the aggregate amount in Canadian Dollars which, when converted at the Conversion Rate on the date of payment, is the amount due in the Other Currency, together with all costs, charges and expenses of conversion. Any additional amount owing by the payor to the party or parties entitled to payment thereof pursuant to the provisions of this section 1.5 shall be due as a separate debt and shall give rise to a separate cause of action and shall not be affected by or merge into any judgment obtained for any other amounts due under or in respect of this Agreement.

1.6  GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

          In this Agreement, except to the extent otherwise expressly provided, references to "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" mean, generally accepted accounting principles from time to time in Canada, including those principles stated in the Handbook of the Canadian Institute of Chartered Accountants, or any successor institute, consistently applied.

1.7  INVALIDITY OF PROVISIONS

          Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. To the extent permitted by Applicable Law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect.

1.8  ENTIRE AGREEMENT

          This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement. This Agreement supersedes all prior arrangements and understandings, whether written or oral, relating to such subject matter in any way, except for the Confidentiality Agreement and the obligations in paragraph 4 of the Letter of Intent. To the extent that there is any inconsistency between the terms of the Confidentiality Agreement or paragraph 4 of the Letter of Intent and this Agreement, the terms of this Agreement shall prevail. There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Agreement or the Confidentiality Agreement or paragraph 4 of the Letter of Intent. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to, contemporaneous with, or after entering into this Agreement, or any amendment or supplement thereto, by any party to this Agreement or its directors, officers, employees or agents, to any other party to this Agreement or its directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement, and none of the parties to this Agreement has been induced to enter into this Agreement or any amendment or supplement by reason of any such warranty, representation, opinion, advice or assertion of fact. Accordingly, there shall be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent contemplated above. To the extent that there is any inconsistency between the share provisions attached to the Purchaser Shares and the terms of this Agreement, the terms of this Agreement shall prevail.

1.9  WAIVER, AMENDMENT

          Except as expressly provided in this Agreement, no amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

1.10 GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

1.11 ATTORNMENT

          The Vendors, Vernalis and the Purchaser (collectively, the "ATTORNING PARTIES" and, individually, an "ATTORNING PARTY") each agrees that any suit, action or proceeding arising out of or relating to this Agreement against an attorning party or any of an attorning party's assets may be brought in any court in the Province of Ontario, and the attorning parties hereby irrevocably and unconditionally attorn and submit to the jurisdiction of such courts. The attorning parties irrevocably waive and agree not to raise any objection any of them might now or hereafter have to the bringing of any such suit, action or proceeding in any such court including, without limitation, any objection that the place where such court is located is an inconvenient forum or that there is any other suit, action or proceeding in any other place relating in whole or in part to the same subject matter. Each attorning party agrees that any judgment or order against that attorning party in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon that attorning party and consents to any such judgment or order being recognized and enforced in the courts of its jurisdiction of incorporation.

1.12 KNOWLEDGE

          In this Agreement, any reference to the knowledge of any party means to the best knowledge, information and belief of the party after reviewing all relevant records and making due inquiries regarding the relevant matter of all relevant representatives of the party and, in the case of any reference to the knowledge of any Vendor, means to the best knowledge, information and belief of that Vendor and the Corporation, after that Vendor and the Corporation reviewing all relevant records and making due inquiries regarding the relevant matter of all relevant representatives of that Vendor and the Corporation.

                                    ARTICLE 2
                                PURCHASE AND SALE

2.1  AGREEMENT TO PURCHASE AND SELL

          Subject to the terms of this Agreement, at the Time of Closing:

     2.1.1 the Institutional Vendors and Management Vendors shall sell and the Purchaser shall purchase all of the Purchased Shares as set forth opposite their names in Schedule 3.1.4 for Initial Consideration and/or Milestone Consideration as set forth opposite their names in the Final Proceeds Schedule;

     2.1.2 the Management Vendors shall exchange the Exchanged Options to acquire Class D Preference shares in the capital of the Corporation as set forth opposite their names in Schedule 3.1.4 for Class 1 Preferred Share Options as set forth opposite their names in the Final Proceeds Schedule; and

     2.1.3 the Management Vendors shall exchange the Exchanged Options to acquire common shares in the capital of the Corporation as set forth opposite their names in Schedule 3.1.4 for Class 4 Preferred Share Options as set forth opposite their names in the Final Proceeds Schedule.

The Purchaser shall not be obligated to purchase or exchange any of the Purchased Securities in accordance with this Agreement unless the purchase or exchange of all of the shares in the capital of the Corporation, including shares in the capital of the Corporation issuable upon the exercise of warrants, conversion rights, options and other rights or, at the option of the Purchaser, rights to acquire shares of the Corporation, is completed simultaneously.

2.2  PURCHASE PRICE

          The aggregate purchase price (the "PURCHASE PRICE") to be paid by the Purchaser to the Vendors for the Purchased Shares and the Exchanged Options shall be equal to the aggregate of the Initial Consideration and the Milestone Consideration, subject to adjustment on the Special Redemption Date in accordance with section 2.14.1.

2.3  SATISFACTION OF THE INITIAL CONSIDERATION

     2.3.1 The Initial Consideration shall be satisfied:

          2.3.1.1 on the Closing Date by the allotment and issue of the Non-Vendor Placing Shares, credited as paid in full, and delivered by Vernalis to each Vendor (or its nominee) as set out in the Final Proceeds Schedule in uncertificated form to an account in CREST designated by that Vendor; and

          2.3.1.2 on the Closing Date by the allotment and issue of the Vendor Placing Shares, credited as paid in full, and delivered by Vernalis to such Persons (other than the Vendors) as are nominated by the Bank or, in certain circumstances, failing such nomination, to the Bank, with the net proceeds thereof payable by Vernalis (in the case of Vendor Placing Shares issued and allotted pursuant to the Subscription Agreements) and by the Bank (in the case of the remaining Vendor Placing Shares and in accordance with the Cash Realisation Agreement) to each Vendor as set out in the Final Proceeds Schedule, but subject to adjustment in accordance with section 2.3.5.

     2.3.2 Subject to section 2.3.5, the proceeds payable by the Bank and/or Vernalis to the relevant Vendors in accordance with section 2.3.1.2 shall be L*** per Vendor Placing Share, being the proceeds per Vendor Placing Share in Pounds Sterling, net of Vendors' Commission. Each of the Vendors hereby confirms and authorizes the Purchaser and Vernalis (or the Bank, as appropriate) to deduct and retain the Vendors' Commission pursuant to this section 2.3.2.

     2.3.3 The Purchaser shall cause Vernalis to deliver the Non-Vendor Placing Shares to the Vendors in accordance with section 2.3.1.1 and the Vendor Placing Shares to Persons nominated by the Bank, or to the Bank, as applicable, in accordance with section 2.3.1.2 and the Subscription Agreements.

     2.3.4 Each Vendor hereby undertakes to enter into, execute and/or deliver, at the Purchaser's request, any document contained or referred to in the Placing Agreement which is required to be entered into, executed and/or delivered by that Vendor (including the Cash Realisation Agreement or similar agreement) in connection with the Vendor Placing.

     2.3.5 To the extent that placees do not subscribe for all Vendor Placing Shares and Chiesi Vendor Placing Shares, and where the Bank has no obligation under the Placing Agreement to subscribe for such shares itself, then in so far as Vernalis Shares are subscribed for by placees under the Vendor Placing (whether under Subscription Agreements or in connection with the Placing Agreement) or by the Bank under the Placing Agreement, they shall be attributed (and therefore the net proceeds therefrom shall be due) first, to Chiesi in respect of up to the number of Chiesi Vendor Placing Shares not otherwise placed or subscribed for and, as to any balance, shall be allocated proportionately among the Vendors based on the number of Vendor Placing Shares set forth opposite their names in the Pro Forma Proceeds Schedule, and any such Vendor Placing Shares not subscribed for shall be deemed to be Non-Vendor Placing Shares and will be allotted and issued to the relevant Vendor (or its respective nominee) in accordance with section 2.3.1.1, and the net proceeds payable to that Vendor in accordance with section 2.3.1.2 shall be reduced accordingly.

2.4  SATISFACTION OF MILESTONE CONSIDERATION

     2.4.1 The Milestone Consideration shall be satisfied on the Closing Date by:

          2.4.1.1 the issue of such number of Class 2 Preferred Shares and such number of Class 3 Preferred Shares to each Institutional Vendor as is set out opposite that Institutional Vendor's name in the Final Proceeds Schedule, credited as paid in full, and delivered by the Purchaser to the Vendors in certificated form; and

          2.4.1.2 the grant of such number of Class 1 Preferred Share Options and such number of Class 4 Preferred Share Options to each Management Vendor as is set out opposite that Management Vendor's name in the Final Proceeds Schedule.

     The Purchaser Shares (including Purchaser Shares issued upon exercise of Class 1 Preferred Share Options and Class 4 Preferred Share Options) shall be redeemed by the Purchaser (and delivered by the relevant Vendor to the Purchaser for redemption) on each Redemption Date for the applicable Redemption Amount in accordance with the share provisions attached to the Purchaser Shares and the provisions of this Agreement or, if Vernalis exercises its call right in accordance with section 2.4.4, purchased by Vernalis (and delivered by the relevant Vendor to Vernalis for purchase) on such Redemption Date for the applicable Redemption Amount in accordance with the share provisions attached to the Purchaser Shares and the provisions of this Agreement. Each of the Vendors, the Purchaser and Vernalis agrees to be bound by the share provisions attached to the Purchaser Shares, subject to the terms of this Agreement.

     2.4.2 The occurrence of each of the following events (each, a "MILESTONE") shall give rise to a retraction, redemption or call right in respect of the Purchaser Shares up to the amounts specified below (each a "MILESTONE PAYMENT"), in accordance with the share provisions attached to the Purchaser Shares and the provisions of this Agreement, and Vernalis shall notify the Vendors' Representative of the occurrence of each Milestone within 10 Business Days of its occurrence and shall indicate the Redemption Date with respect to such Milestone:

          2.4.2.1 in respect of the Pain Project:

               2.4.2.1.1 U.S. $5,833,334, upon the completion of a report by Vernalis or its affiliates to be produced in a timely manner following completion of a clinical study which generates data sufficient to support the requirements of 21 CFR 312.21(b) sufficient to justify Vernalis progressing with a Phase IIb or a Phase III study programme, as the case may be;

               2.4.2.1.2 U.S. $5,833,333, upon the completion of a Report by Vernalis or its affiliates to be provided in a timely manner following completion of a clinical study which generates data sufficient to support the requirements of 21 CFR 312.21(c) for a submission for regulatory approval to the FDA to market and sell in the USA a product comprising CNP3381 for the treatment of diabetic neuropathic pain; and

               2.4.2.1.3 U.S. $5,833,333, upon the issuance by the FDA of a writtenn otification to Vernalis or its affiliates pursuant to 21 CFR 314.105(a) that the FDA approves CNP3381 for the treatment of diabetic neuropathic pain, Alzheimer's disease, post-operative pain or mixed pain related to palliative care. For greater certainty, if CNP3381 is developed for more than one of the above-noted indications, only the first FDA approval for one of the indications noted above shall be a Milestone. If the Milestones referred to in sections
               2.4.2.1.1 and 2.4.2.1.2 have not occurred prior to the FDA approval contemplated in this section 2.4.2.1.3, those Milestones shall be deemed to occur concurrently with the occurrence of the Milestone contemplated in this section 2.4.2.1.3; and

          2.4.2.2 in respect of the Parkinson's Project:

               2.4.2.2.1 U.S. $5,833,334, upon the enrollment by Vernalis or its affiliates of the first patient into a Phase III study for the purpose of generating data to support the requirements of 21 CFR 312.21(b);

               2.4.2.2.2 U.S. $5,833,333, upon the completion of a Report by Vernalis or its affiliates to be produced in a timely manner following completion of a trial which generates data sufficient to support the requirements of 21 CFR 312.21(c) for a submission for regulatory approval to the FDA to market and sell in the USA a product comprising CNP1512 for the treatment of Parkinson's disease; and

               2.4.2.2.3 U.S. $5,833,333, upon the issuance by the FDA of a written notification to Vernalis or its affiliates pursuant to 21 CFR 314.105(a) that the FDA approves CNP1512 for the treatment of Parkinson's disease, provided that the Milestone Payment in respect of each of the first two Milestones to occur shall be reduced by an amount equal to one-half of the amount of the Interim Expenditure.

     2.4.3 Subject to section 2.4.4, the Redemption Amount in respect of a Redemption Date shall be satisfied by the allotment and issue of Vernalis Shares or, at the option of the Purchaser, by payment in cash or by a combination of cash and Vernalis Shares (such combination of cash and Vernalis Shares to be at the discretion of the Purchaser) on that Redemption Date. Notwithstanding the foregoing, the Redemption Amount in respect of the Special Redemption Date, if applicable, may only be satisfied in cash.

     2.4.4 Vernalis (or its designee or assignee) may, at its option, elect, by notice to the Vendors' Representative at any time (i) on or before the Special Redemption Date and (ii) after the occurrence of a Milestone and on or before the relevant Redemption Date, to purchase, on the relevant Redemption Date, such Purchaser Shares which may be redeemed on such Redemption Date for the applicable Redemption Amount, notwithstanding that any Vendor or the Purchaser has exercised its retraction or redemption right, respectively, pursuant to the share provisions attached to the Purchaser Shares. If Vernalis exercises its call right in accordance with this section 2.4.4 and the share provisions attached to the Purchaser Shares in respect of a Redemption Date, the Redemption Amount payable on that Redemption Date shall be satisfied by the allotment and issue of Vernalis Shares or, at the option of Vernalis, by payment in cash or by a combination of cash and Vernalis Shares (such combination of cash and Vernalis Shares to be at the discretion of Vernalis) on that Redemption Date and in accordance with the share provisions attached to the Purchaser Shares. Upon exercise by Vernalis of its call right in accordance with this section 2.4.4, the retraction and redemption right of the Vendor or the Purchaser, respectively, pursuant to the share provisions attached to the Purchaser Shares in respect of such Redemption Date shall be cancelled. Notwithstanding the foregoing, the Redemption Amount in respect of the Special Redemption Date, if applicable, may only be satisfied in cash.

     2.4.5 To the extent the Purchaser or Vernalis, as applicable, elects not to satisfy any Redemption Amount in cash, Vernalis shall allot and issue Vernalis Shares, credited as paid in full, and deliver on the relevant Redemption Date to each Vendor (or its nominee), in uncertificated form to an account in CREST designated by that Vendor, such number of Vernalis Shares as at the Milestone Share Price shall be equal to that Vendor's entitlement to a Redemption Amount divided by the Milestone Share Price (rounded upwards to the nearest whole share), subject to any further reduction as provided in section 2.4.7.

     2.4.6 Any Redemption Amount to be satisfied in cash, subject to any further reduction as provided in section 2.4.7, shall be paid on the relevant Redemption Date to the Vendors' Representative, on behalf of the Vendors, and the Vendors' Representative shall pay such Redemption Amount to the Vendors in accordance with their entitlement on the Redemption Date and neither the Purchaser nor Vernalis, as applicable, shall have any responsibility for such distribution. The Vendors' Representative may, not less than five Business Days prior to the relevant Redemption Date, direct the Purchaser or Vernalis, as applicable, to pay to any Vendor directly any amounts contemplated by this section 2.4.6.

     2.4.7 A Vendor's entitlement to a Redemption Amount on a Redemption Date may be further reduced and set-off by the Purchaser or Vernalis by and against:

          2.4.7.1 the amount of any Determined Claims for which that Vendor is responsible under Article 6, in accordance with section 6.6.2, to the extent not satisfied in full on the fifth Business Day preceding the Redemption Date (using the Milestone Share Price as the value of the Milestone Shares when calculating the number of Milestone Shares to be reduced); and

          2.4.7.2 the amount of any Estimated Claims for which that Vendor may be responsible under Article 6 and outstanding on the fifth Business Day preceding the Redemption Date (using the Milestone Share Price as the value of the Milestone Shares when calculating the number of Milestone Shares to be reduced).

     2.4.8 In the event any Vendor's entitlement to a Redemption Amount is reduced by the amount of any Estimated Claim as provided in section 2.4.7.2, upon such Claim becoming a Determined Claim, the Purchaser or Vernalis, as applicable, shall, if and to the extent the amount of the Determined Claim for which such Vendor is responsible is less than the Estimated Claim for which such Vendor is responsible, satisfy the difference (up to the amount of the reduction made pursuant to section 2.4.7.2) in cash or Vernalis Shares or a combination of the two (depending upon and proportionately to whether the relevant Redemption Amount was satisfied in cash or Vernalis Shares or a combination of the two) and the provisions of this section 2.4 shall apply mutatis mutandis, with the Milestone Share Price, when calculating the number of Vernalis Shares to be issued pursuant to this section 2.4.8, being that used in respect of the relevant Redemption Date.

     2.4.9 Notwithstanding that the Purchaser or Vernalis, as applicable, elects to pay a Redemption Amount, in whole or in part, in Vernalis Shares, the Purchaser or Vernalis, as applicable, may elect to pay any Vendor, who is located or resident in a jurisdiction on the Redemption Date or date for payment pursuant to section 2.4.8 where the issuance of such shares would be in contravention of applicable securities laws (with no obligation to qualify or register the shares or rely upon an exemption from such requirement), its entitlement to a Redemption Amount in cash only.

     2.4.10 In the event that a Vendor is a non-resident of Canada under the Income Tax Act (Canada) on any Redemption Date or date for payment pursuant to section 2.4.8, it shall deliver to the Purchaser or Vernalis, as applicable, a certificate issued pursuant to section 116 of the Income Tax Act (Canada) on account of the Vendor's entitlement to a Redemption Amount on such Redemption Date or date for payment pursuant to section 2.4.8. Notwithstanding the foregoing, neither the Purchaser nor Vernalis, as applicable, shall be required to issue any Purchaser Shares or Vernalis Shares to any Vendor until the delivery of such certificate, as applicable. The Purchaser or Vernalis, as applicable, shall be entitled to deduct or withhold from any Redemption Amount payable to a Vendor any amount required to be deducted or withheld under Applicable Law.

     2.4.11 Vernalis (or its designee or assignee) may, at its option, elect, by notice to the Vendors' Representative at any time after the earlier of (i) the tenth anniversary of the Closing Date or (ii) the Redemption Date in respect of the last Milestone to occur provided that any Redemption Amount owing in respect of such Redemption Date has been satisfied in full, to purchase, on the date specified in such notice, all of the outstanding Purchaser Shares for a purchase price of U.S.$ *** per share, payable in cash to the Vendors' Representative on behalf of the Vendors.

2.5  APPOINTMENT OF VENDORS' REPRESENTATIVE

          Each of the Vendors hereby appoints VenGrowth to act as its representative (the "VENDORS' REPRESENTATIVE") to carry out such duties and responsibilities and to exercise such rights and powers on its behalf as are provided in this Agreement and in related documents in accordance with an agreement (the "VENDORS' REPRESENTATIVE AGREEMENT") to be entered into among the Vendors' Representative, the Vendors, and certain other Persons to become shareholders or optionholders of the Purchaser (other than Vernalis).

          In the event of any disagreement between any Vendor and/or the Vendors' Representative resulting in adverse claims or demands with respect to the amounts delivered under this Agreement to the Vendors' Representative on behalf of the Vendors, the Vendors' Representative shall be entitled, at its option, to refuse to comply with any claims or demands on it with respect thereto so long as such disagreement shall continue, and in so refusing, the Vendors' Representative may elect to make no delivery of such amounts. In doing so, the Vendors' Representative shall not be or become liable in any way to the Vendors, Vernalis or the Purchaser for its failure or refusal to comply with such claims or demands.

          The Vendors' Representative may resign from such position at any time by written notice to the parties to the Vendors' Representative Agreement, the Purchaser and Vernalis provided that the Vendors' Representative shall have appointed a successor to the Vendors' Representative satisfactory to the Purchaser, acting reasonably, which appointment will be binding on the parties to the Vendors' Representative Agreement, and provided that such successor shall have consented to act in such capacity.

2.6  DEVELOPMENT OF THE PAIN PROJECT AND THE PARKINSON'S PROJECT

          Vernalis shall, or shall cause its affiliates to, from the Time of
Closing:

     2.6.1 progress the development of the Pain Project and the Parkinson's Project in accordance with the terms of the Chiesi Licence Agreements; and

     2.6.2 use all commercially reasonable and diligent efforts, including maintaining up-to-date development plans in line with the Corporation's clinical strategy for the Pain Project and the Parkinson's Project, and resources commonly associated with good business practice and standards in the pharmaceutical industry to develop a product or compound of similar market potential as CNP3381 and CNP1512 (and such process shall take into account all relevant factors including safety, efficacy, the competitiveness of alternative products and product candidates in the marketplace, the patent and proprietary position of the product, the likelihood of regulatory approval and the potential profitability of the product).

2.7  LOCATION AND TIME OF THE CLOSING

          The Closing shall take place at the Time of Closing at the offices of Torys LLP in Toronto, Ontario.

2.8  DELIVERY OF SHARE CERTIFICATES

          At the Time of Closing, the Vendors shall deliver to the Purchaser share certificates representing the Purchased Shares duly endorsed in blank for transfer or accompanied by duly signed powers of attorney for transfer in blank.

2.9  DELIVERY OF OPTION AGREEMENTS

          At the Time of Closing, the Management Vendors, the Purchaser and the Vendors' Representative shall enter into Purchaser Option Agreements in respect of the grant of the Class 1 Preferred Share Options and the Class 4 Preferred Share Options, as provided in this Agreement.

2.10 ESTIMATED SIGNING BALANCE SHEET

          Not less than two Business Days before the date of this Agreement, the Corporation shall prepare and deliver to the Purchaser a consolidated balance sheet of the Corporation and the Subsidiaries as at the date of this Agreement, which balance sheet shall be prepared in accordance with generally accepted accounting principles in a manner consistent with that of the balance sheet comprising the Audited Financial Statements and shall reflect a good faith estimate by the Corporation of the consolidated balance sheet of the Corporation and the Subsidiaries as at the date of this Agreement and shall set out the Vernalis Liabilities.

2.11 FINAL SIGNING BALANCE SHEET

          Not later than 30 days after the Closing Date, the Purchaser shall cause a consolidated balance sheet of the Corporation and the Subsidiaries as at the date of this Agreement to be prepared and delivered to the Vendors' Representative, which balance sheet shall be prepared in accordance with generally accepted accounting principles in a manner consistent with that of the balance sheet comprising the Audited Financial Statements, and which shall include a calculation of the Vernalis Liabilities (which balance sheet, together with the calculation of Vernalis Liabilities as at the date of this Agreement, is hereinafter referred to as the "FINAL SIGNING BALANCE SHEET"). The Purchaser shall provide the Vendors' Representative with reasonable access to the Corporation's financial records and working papers to assist in its review of the Final Signing Balance Sheet.

          If the Vendors' Representative notifies the Purchaser that it agrees with the Final Signing Balance Sheet within 30 days after receipt thereof or fails to deliver notice to the Purchaser of its disagreement therewith within such 30 day period, the Final Signing Balance Sheet shall be conclusive and binding on the Purchaser and the Vendors and the parties shall be deemed to have agreed thereto, in the first case, on the date the Purchaser receives the notice and, in the second case, on such 30th day. If the Vendors' Representative notifies the Purchaser of its disagreement with the Final Signing Balance Sheet within such 30 day period, then the Purchaser and the Vendors' Representative shall attempt, in good faith, to resolve their differences with respect thereto within 30 days after the Purchaser's receipt of the Vendors' Representative's notice of disagreement. Any disagreement over the Final Signing Balance Sheet (a "BALANCE SHEET DISPUTE") not resolved by the Purchaser and the Vendors' Representative within such 30 day period shall be submitted to KPMG, Toronto, or such other nationally recognized accounting firm as the Vendors' Representative and the Purchaser may agree (the "ACCOUNTANTS"). The Accountants shall act as experts, not as arbitrators, and the determination of the Accountants shall, in the absence of manifest error, be final and binding on the Vendors and the Purchaser. The fees and expenses of the Accountants, together with the costs, including the legal expenses of the parties, shall be in the discretion of the Accountants, which determination shall be final and binding on the Vendors and the Purchaser.

          The Final Signing Balance Sheet, amended to reflect the resolution of each Balance Sheet Dispute as agreed in writing between the Vendors' Representative and the

Purchaser or as determined by the Accountants, as the case may be, shall constitute the "FINAL SIGNING BALANCE SHEET" for the purposes of this Agreement.

2.12 ESTIMATED CLOSING BALANCE SHEET

          Not less than two Business Days before the Closing Date, the Corporation shall prepare and deliver to the Purchaser a consolidated balance sheet of the Corporation and the Subsidiaries as at the Closing Date which balance sheet shall be prepared in accordance with generally accepted accounting principles in a manner consistent with that of the balance sheet comprising the Audited Financial Statements and shall reflect a good faith estimate by the Corporation of the consolidated balance sheet of the Corporation and the Subsidiaries as at the Closing Date and which shall include a calculation of the Net Cash as at the Closing Date.

2.13 FINAL CLOSING BALANCE SHEET

          Not later than 30 days after the Closing Date, the Purchaser shall cause a consolidated balance sheet of the Corporation and the Subsidiaries as at the Closing Date to be prepared and delivered to the Vendors' Representative, which balance sheet shall be prepared in accordance with generally accepted accounting principles in a manner consistent with that of the balance sheet comprising the Audited Financial Statements, and which shall include a calculation of the Net Cash as at the Closing Date (which balance sheet, together with the calculation of Net Cash as at the Closing Date, is hereinafter referred to as the "FINAL CLOSING BALANCE SHEET"). The Purchaser shall provide the Vendors' Representative with reasonable access to the Corporation's financial records and working papers to assist in its review of the Final Closing Balance Sheet.

          If the Vendors' Representative notifies the Purchaser that it agrees with the Final Closing Balance Sheet within 30 days after receipt thereof or fails to deliver notice to the Purchaser of its disagreement therewith within such 30 day period, the Final Closing Balance Sheet shall be conclusive and binding on the Purchaser and the Vendors and the parties shall be deemed to have agreed thereto, in the first case, on the date the Purchaser receives the notice and, in the second case, on such 30th day. If the Vendors' Representative notifies the Purchaser of its disagreement with the Final Closing Balance Sheet within such 30 day period, then the Purchaser and the Vendors' Representative shall attempt, in good faith, to resolve their differences with respect thereto within 30 days after the Purchaser's receipt of the Vendors' Representative's notice of disagreement. Any disagreement over the Final Closing Balance Sheet (a "BALANCE SHEET DISPUTE") not resolved by the Purchaser and the Vendors' Representative within such 30 day period shall be submitted KPMG, Toronto, or such other nationally recognized accounting firm as the Vendors' Representative and the Purchaser may agree, provided that if there is a Balance Sheet Dispute pursuant to both sections 2.11 and 2.13 the same accounting firm shall be employed (the "ACCOUNTANTS"). The Accountants shall act as experts, not as arbitrators, and the determination of the Accountants shall, in the absence of manifest error, be final and binding on the Vendors and the Purchaser. The fees and expenses of the Accountants, together with the costs, including the legal expenses of the parties, shall be in the discretion of the Accountants, which determination shall be final and binding on the Vendors and the Purchaser.

          The Final Closing Balance Sheet, amended to reflect the resolution of each Balance Sheet Dispute as agreed in writing between the Vendors' Representative and the Purchaser or as determined by the Accountants, as the case may be, shall constitute the "FINAL CLOSING BALANCE SHEET" for the purposes of this Agreement.

2.14 NET CASH PAYMENT

          On the 15th Business Day after the final determination of the Final Closing Balance Sheet in accordance with section 2.13:

     2.14.1 if the Net Cash as set out in the Final Closing Balance Sheet is a positive number, the Purchaser shall issue to the Vendors on such date (the "SPECIAL REDEMPTION DATE") such number of Class 3 Preferred Shares (in the case of the Institutional Vendors) and Class 4 Preferred Shares (in the case of the Management Vendors) with an aggregate Redemption Price equal to the amount of such Net Cash, converted to U.S. Dollars at the Conversion Rate on the Closing Date, multiplied by a fraction, (i) the numerator of which is the aggregate of the number of Class 3 Preferred Shares owned by the Vendors on the Special Redemption Date and the number of Class 4 Preferred Share Options held by the Vendors on the Special Redemption Date and (ii) the denominator of which is the aggregate of the number of all Class 3 Preferred Shares outstanding on the Special Redemption Date and the number of all Class 4 Preferred Share Options outstanding on the Special Redemption Date. Such Class 3 Preferred Shares and Class 4 Preferred Shares, issuable to such Vendors, shall be credited as paid in full, and delivered by the Purchaser to the Vendors' Representative, on behalf of the Vendors, in certificated form, each Vendor being entitled to such number of such Class 3 Preferred Shares or Class 4 Preferred Shares, as the case may be (rounded upwards to the nearest whole share), based on its pro rata holding of Class 3 Preferred Shares or Class 4 Preferred Share Options, relative to all Institutional Vendors or Management Vendors, respectively; and

     2.14.2 if the Net Cash as set out in the Final Closing Balance Sheet is a negative number, the Vendors which own Class 2 Preferred Shares on the Special Redemption Date shall be deemed to subscribe in aggregate on the Special Redemption Date at U.S. $*** per share for such number of Class 2 Preferred Shares with an aggregate Redemption Price equal to the amount of such Net Cash (expressed as a positive number), together with interest calculated thereon at the Prime Rate from and including the Closing Date to but excluding the date of payment, converted to U.S. Dollars at the Conversion Rate on the Closing Date, multiplied by a fraction, (i) the numerator of which is the aggregate Redemption Price of the Class 2 Preferred Shares owned by the Vendors on the Special Redemption Date, and
     (ii) the denominator of which is the aggregate Redemption Price of all Class 2 Preferred Shares outstanding on the Special Redemption Date, and the aggregate subscription price shall be paid by the Vendors' Representative, on behalf of the Vendors, to the Purchaser. Subject to payment in full of the aggregate subscription price by the Vendors' Representative, such Class 2 Preferred Shares, issuable to such Vendors, shall be credited as paid in full, and delivered by the Purchaser to the Vendors' Representative, on behalf of the Vendors, in certificated form, each Vendor being entitled to such number of such

     Class 2 Preferred Shares (rounded upwards to the nearest whole share) based on its pro rata holding of Class 2 Preferred Shares relative to all Vendors. Each Vendor shall reimburse the Vendors' Representative for its pro rata portion of such subscription price based on its holding of Class 2 Preferred Shares relative to all Vendors.

2.15 FINAL PROCEEDS SCHEDULE

          Not less than two Business Days before the Closing Date, the Corporation shall prepare and deliver to Vernalis the Final Proceeds Schedule. The Final Proceeds Schedule shall be based on the Pro Forma Proceeds Schedule and calculated in accordance with, and in a manner consistent with, the spreadsheet contained within the CD-Rom delivered by the Corporation to Vernalis on the date of this Agreement, updated to reflect the final resolution as at the Closing Date of the variable factors noted in the Pro Forma Proceeds Schedule (other than those variables to be reflected in the Final Closing Balance Sheet). Vernalis shall be entitled to review and comment upon the Final Proceeds Schedule and the parties agree to make such amendments as Vernalis reasonably requests in respect of the Final Proceeds Schedule to correct errors or omissions. The Final Proceeds Schedule as agreed shall be binding upon the parties to this Agreement, and neither the Purchaser nor Vernalis shall have any responsibility or liability for any dispute or claim arising as to the allocation, in accordance with the Final Proceeds Schedule, of the Initial Consideration, Non-Vendor Placing Shares, Vendor Placing Shares, net proceeds of Vendor Placing Shares, each class of Purchaser Shares, each class of Purchaser Share Options, Redemption Amounts and other amounts set forth therein. The Vendors acknowledge and agree that the Pro Forma Proceeds Schedule and the Final Proceeds Schedule are intended only to set out the allocation of Initial Consideration, the Non-Vendor Placing Shares, the Vendor Placing Shares, net proceeds of Vendor Placing Shares, each class of Purchaser Shares, each class of Purchaser Share Options, Redemption Amounts and other amounts set forth therein (prior to reduction and set-off in accordance with sections 2.4.7 and 6.6 and excluding the issue of any additional Class 2 Preferred Shares, Class 3 Preferred Shares and any Class 4 Preferred Shares issued pursuant to section
2.14.1 or to other Persons in respect of Net Cash), and, subject to section 2.14.1, nothing in this section 2.15 shall oblige the Purchaser or Vernalis to pay, issue or allot (or procure the payment, issue or allotment of) additional consideration to the Vendors. In the event that additional Class 2 Preferred Shares, Class 3 Preferred Shares or Class 4 Preferred Shares are issued in accordance with section 2.14, the Final Proceeds Schedule shall be updated by the Purchaser and the Vendors' Representative accordingly.

2.16 RESALE RESTRICTIONS ON NON-VENDOR PLACING SHARES

          The Non-Vendor Placing Shares allotted and issued to the Vendors shall be entitled to be sold in accordance with applicable securities law requirements, provided however in order to ensure the maintenance of an orderly market in Vernalis Shares after the Time of Closing, each Vendor issued and allotted in excess of 500,000 Non-Vendor Placing Shares covenants not to dispose of those shares on or before the Frovatriptan Announcement except:

     2.16.1 with the prior approval of Vernalis (such approval not to be unreasonably withheld) and provided that such sale takes place through Vernalis' designated brokers in London and that such brokers are able to sell such shares on commercially reasonable terms and in accordance with applicable regulatory requirements;

     2.16.2 a sale of less than 10,000 Non-Vendor Placing Shares in any given five day trading period by that Vendor;

     2.16.3 a disposal pursuant to a court order or in acceptance of an offer by Vernalis to buy back its own shares; or

     2.16.4 to accept a general offer made for all of the outstanding Vernalis Shares (other than Vernalis Shares held by the offeror and/or Persons acting in concert with the offeror), or to execute an irrevocable commitment to accept such a general offer, or a disposal or agreement to dispose of shares to a Person who has made or announced his intention to make, or has a bona fide intention to make, such an offer.

     In the event that the Frovatriptan Announcement does not occur on or before June 30, 2006, the Vendors shall be free to sell Non-Vendor Placing Shares without reference to the restrictions set forth in this section 2.16.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

3.1  VENDORS' PERSONAL REPRESENTATIONS AND WARRANTIES

          Each Vendor hereby severally, and not jointly, represents and warrants to each of the Purchaser and Vernalis as follows with respect to itself only and each Vendor acknowledges that each of the Purchaser and Vernalis is relying upon the following representations and warranties in connection with the purchase of the Purchased Securities (and the representation and warranty contained in section 3.1.10 shall be deemed to be repeated on each Redemption Date, or date of payment under section 2.4.8, unless the Purchaser and Vernalis have been notified otherwise in writing at least 10 Business Days prior thereto):

     3.1.1 INCORPORATION. In the case of a Vendor who is a corporation, it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

     3.1.2 CAPACITY AND DUE AUTHORIZATION. It has the corporate power (if a corporation) and capacity to enter into, and to perform its obligations under, this Agreement. In the case of a Vendor who is not a corporation, it has the capacity to enter into, and to perform its obligations under, this Agreement.

     3.1.3 ENFORCEABILITY. This Agreement has been duly authorized (if a corporation), executed and delivered by it and is its valid and binding obligation, enforceable against it in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies.

     3.1.4 TITLE TO, AND RIGHT TO, SELL PURCHASED SECURITIES. It is the sole registered and beneficial owner of the Purchased Securities set forth opposite its name in

     Schedule 3.1.4 with good and marketable title thereto, free of all Charges. Set forth opposite its name in Schedule 3.1.4 are all of its agreements, options, warrants, conversion rights or other rights to acquire Corporation Shares or other shares or securities of the Corporation. Except for the Corporation Shareholders Agreement, there are no agreements or restrictions which in any way limit or restrict the transfer to the Purchaser of its Purchased Securities nor are there any shareholders agreements, pooling agreements, voting trusts or other agreements or understandings with respect to the voting of its Purchased Shares or shares issuable upon exercise of its Exchanged Options or any of them. It waives all of its rights under the Corporation Shareholders Agreement in respect of the transactions contemplated in this Agreement and, at the Time of Closing, the Corporation Shareholders Agreement shall be deemed to be terminated by it without further action. At the Time of Closing it will have full legal right, power and authority to sell the Purchased Shares to the Purchaser, or exchange the Exchanged Options with the Purchaser, free of all Charges. A correct and complete copy of the Corporation Shareholders Agreement has been provided to Vernalis. Each of NDI and MedInnova severally represents and warrants that it will not exercise the warrants to acquire Class A Preference Shares in the capital of the Corporation set forth opposite its name in Schedule 3.1.4 and severally agrees that its warrants shall be cancelled on the Closing Date.

     3.1.5 AMOUNTS OWING BY CORPORATION. At the Time of Closing, upon exercise by it of all options, warrants, conversion rights or other rights to acquire Corporation Shares or other shares of the Corporation, there shall be no amounts owing to it by the Corporation.

     3.1.6 NO CONTRAVENTION. None of the entering into of this Agreement nor the performance by it of any of its obligations under this Agreement will contravene, breach or result in any default under its articles, by-laws, constating documents or other organizational documents, if applicable, or under any mortgage, lease, agreement, other legally binding instrument, licence, permit, statute, regulation, order, judgment, decree or law to which it is a party or by which it may be bound.

     3.1.7 CONSENTS AND APPROVALS. Except as set forth in Schedule 3.1.7, no authorization, consent or approval of, or filing with or notice to, any governmental agency, regulatory body, court or other Person is required in connection with the execution, delivery or performance by it of this Agreement or the sale or exchange by it of any of its Purchased Securities hereunder.

     3.1.8 COMPLIANCE WITH CONFIDENTIALITY OBLIGATIONS. It has complied with all applicable confidentiality or proprietary obligations in favour of the Corporation and has not, directly or indirectly, used for its own purposes or disclosed to any Person any confidential or proprietary information of the Corporation or its Subsidiaries, including know-how and data, technical or non-technical, relating to the Business, except on a confidential basis to its accountants, legal advisers or other representatives.

     3.1.9 TAX RESIDENCY. It is not a non-resident of Canada under the Income Tax Act (Canada).

     3.1.10 U.S. SECURITIES LAWS. It is not located or resident in the United States of America for securities laws purposes.

3.2  VENDORS' BUSINESS REPRESENTATIONS AND WARRANTIES

          Each Vendor hereby severally, and not jointly, represents and warrants to the Purchaser and Vernalis as follows and each Vendor acknowledges that the Purchaser and Vernalis are relying upon the following representations and warranties in connection with the purchase or exchange of the Purchased
Securities:

     3.2.1 INCORPORATION AND STATUS OF THE CORPORATION AND THE SUBSIDIARIES. Each of the Corporation and the Subsidiaries is duly incorporated and organized and is validly existing and up-to-date in the filing of all corporate and similar returns under the laws of the Province of Ontario, which is the only jurisdiction in which the nature of the Business or the assets owned or leased by it makes such registration, licensing or qualification necessary. The Corporation has provided to Vernalis a correct and complete copy of the articles, by-laws, constating documents and other organizational documents of the Corporation and the Subsidiaries, in each case as amended to the date hereof.

     3.2.2 CORPORATE POWER OF THE CORPORATION AND THE SUBSIDIARIES. Each of the Corporation and the Subsidiaries has the corporate power and capacity to own, lease or license its assets and to carry on the Business as the same is presently conducted.

     3.2.3 NO CONTRAVENTION. None of the entering into of this Agreement by the Corporation, the sale or exchange of the Purchased Securities nor the performance by the Corporation of any of its obligations under this Agreement will contravene, breach or result in any default under the articles, by-laws, constating documents or other organizational documents of the Corporation or under any mortgage, lease, agreement, other legally binding instrument, licence, permit, statute, regulation, order, judgment, decree or law to which the Corporation is a party or by which it may be bound.

     3.2.4 APPROVALS AND CONSENTS. No authorization, consent or approval of, or filing with or notice to, any governmental agency, regulatory body, court or other Person is required in connection with the execution, delivery or performance of this Agreement by the Corporation, the sale of the Purchased Shares or the performance by the Corporation of any of its obligations under this Agreement.

     3.2.5 CAPITAL OF THE CORPORATION. Schedule 3.2.5 sets out particulars of the authorized and issued shares of the Corporation and the Subsidiaries, the names of the Persons who are the registered and beneficial owners of such shares and the number and class of shares held by such Persons. All the shares indicated on such schedule as being issued and outstanding have been validly issued and are outstanding as fully paid and non-assessable shares.

     3.2.6 SUBSIDIARIES. The Corporation has no direct or indirect interest in any Person other than the Subsidiaries and GTTS XV Limited Partnership.

     3.2.7 NO OBLIGATIONS TO ISSUE OR PURCHASE SECURITIES. Except as set out in
     Schedule 3.2.7, there are no agreements, options, warrants, conversion rights or other rights pursuant to which the Corporation or any of the Subsidiaries is, or may become, obligated to issue any shares or any securities convertible or exchangeable, directly or indirectly, into any shares of the Corporation or the Subsidiaries. Except as set out in
     Schedule 3.2.7, the Corporation does not own or have any obligation to acquire any shares in the capital of any Person or to acquire any other business operations or real property or any interest therein.

     3.2.8 DISCLOSURE. All statements of fact relating to the Corporation, the Subsidiaries and the Vendors contained in the Circular are true and accurate in all material respects and are not misleading and there are no other facts known (or which on reasonable enquiry could be known) to the Vendors the omission of which would make any statement relating to the Corporation, the Subsidiaries and the Vendors in the Circular misleading. Except as set out in Schedule 3.2.8, the disclosure regarding the Corporation and the Subsidiaries contained in the Amended and Restated Preliminary Prospectus of the Corporation dated June 13, 2005 constitutes full, true and plain disclosure of all material facts with respect to the Corporation and the Subsidiaries for purposes of Canadian securities laws.

     3.2.9 FINANCIAL STATEMENTS. The Audited Financial Statements and the Unaudited Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated and fairly, completely and accurately present the consolidated financial position of the Corporation and the results of its operations as of the dates and throughout the periods indicated and there has been no material adverse change in the financial position of the Corporation from that reflected in the Audited Financial Statements.

     3.2.10 LIABILITIES AND GUARANTEES. The Corporation and the Subsidiaries do not have any outstanding liabilities, contingent or otherwise, and the Corporation and the Subsidiaries are not a party to or bound by any agreement of guarantee, support, indemnification, assumption, or endorsement of, or any other similar commitment with respect to the obligations, liabilities (contingent or otherwise) or indebtedness of any Person, other than:

          3.2.10.1 those set out in the Audited Financial Statements;

          3.2.10.2 liabilities in respect of trade or business obligations incurred after the Audited Statements Date in the ordinary course of the Business, consistent with past practice, none of which has been materially adverse to the nature, results of operations, assets or financial condition of, or manner of conducting, the Business; or

          3.2.10.3 set out on Schedule 3.2.10.

     3.2.11 INDEBTEDNESS. Except as set out in the Audited Financial Statements or the Unaudited Financial Statements, or as set out on Schedule 3.2.11, the Corporation and the Subsidiaries do not have outstanding any bonds, debentures, notes, mortgages or other indebtedness which mature more than one year after the date of their original creation or issuance and the Corporation and the Subsidiaries have not agreed to create or issue any bonds, debentures, notes, mortgages or other indebtedness which will mature more than one year after the date of their creation or issuance.

     3.2.12 ABSENCE OF UNUSUAL TRANSACTIONS AND EVENTS. Except as set out on
     Schedule 3.2.12, the Corporation and the Subsidiaries have not, since the Audited Statements Date:

          3.2.12.1 paid or satisfied any obligation or liability, absolute or contingent, other than current liabilities or obligations disclosed in the Audited Financial Statements and current liabilities or obligations incurred since the Audited Statements Date in the ordinary course of the Business, consistent with past practice;

          3.2.12.2 waived or cancelled any rights or claims or made any gift, other than donations made in the ordinary course of the Business, consistent with past practice;

          3.2.12.3 sold or otherwise disposed of any fixed or capital assets;

          3.2.12.4 made any capital expenditures, in the case of any single capital expenditure, in excess of Cdn.$10,000 and, in the case of all capital expenditures, in excess of Cdn.$25,000 in the aggregate;

          3.2.12.5 made or suffered any change or changes in its financial condition, assets, liabilities or the Business which, singly or in the aggregate, have materially adversely affected or could materially adversely affect its financial condition, assets, liabilities or the Business;

          3.2.12.6 suffered or incurred any damage, destruction or loss, whether or not covered by insurance, which has materially adversely affected or could materially adversely affect its financial condition, assets or the Business;

          3.2.12.7 made any increase in the compensation payable or to become payable to its directors, officers, employees, independent contractors or agents, including, without limitation, any improvements to severance or termination pay;

          3.2.12.8 declared or paid any dividend or made any distribution, whether in cash, stock or in specie, in respect of any of its shares or repurchased, redeemed or otherwise acquired any of its securities; or

          3.2.12.9 authorized or agreed or otherwise become committed to do any of the foregoing.

     3.2.13 NON-ARM'S LENGTH TRANSACTIONS.

          3.2.13.1 Neither the Corporation nor the Subsidiaries has made any payment or loan to, or borrowed any monies from or is otherwise indebted to, any officer, director, employee, shareholder or any other Person with whom the Corporation is not dealing at arm's length (within the meaning of the Income Tax Act (Canada)) or any affiliate of any of the foregoing, except as disclosed in the Audited Financial Statements or the Unaudited Financial Statements and except for usual compensation and expense reimbursement paid in the ordinary course of the Business, consistent with past practice.

          3.2.13.2 Except for contracts of employment, neither the Corporation nor the Subsidiaries is a party to any contract or agreement with any officer, director, employee, shareholder or any other Person with whom the Corporation is not dealing at arm's length (within the meaning of the Income Tax Act (Canada)) or any affiliate of any of the foregoing.

     3.2.14 AS TO CERTAIN CONTRACTS IN AND OUT OF THE ORDINARY COURSE. Except as set out in Schedule 3.2.14, neither the Corporation nor the Subsidiaries is a party to or bound by any:

          3.2.14.1 contract, agreement or commitment which expires or may expire, if the same is renewed or extended at the unilateral option of any other Person, more than one year after the date hereof;

          3.2.14.2 contract, agreement or commitment for the purchase of materials, supplies or services which requires payment of more than Cdn.$10,000, in the case of any single contract, agreement or commitment, or, in the case of all such contracts, agreements or commitments, in excess of Cdn.$25,000 in the aggregate;

          3.2.14.3 contract, agreement or commitment for the purchase or sale of any equipment or fixed or capital assets;

          3.2.14.4 management, consulting, agency or similar contract, agreement or commitment;

          3.2.14.5 licence or royalty agreement relating to Intellectual
          Property;

          3.2.14.6 contract, agreement or commitment to make any gift of any of its property, other than donations made in the ordinary course of the Business, consistent with past practice;

          3.2.14.7 contract, agreement or commitment which materially adversely affects or could materially adversely affect the Business or its financial condition or any of its assets or is or could be materially burdensome to it;

          3.2.14.8 Material Contract (as defined below);

          3.2.14.9 any lease, agreement in the nature of a lease or agreement to lease whether as lessor or lessee, and whether in respect of real property or personal property, except for any lease or agreement in the nature of a lease relating to personal property where the aggregate annual payments under such lease or agreement and under any related service or maintenance or similar contract do not exceed Cdn.$10,000; or

          3.2.14.10 material contract, agreement or commitment which was not made in the ordinary course of the Business, consistent with past practice.

     For the purposes of the foregoing, if a particular contract, agreement or commitment falls within more than one of the categories established by sections 3.2.14.1 through 3.2.14.10, it need not be set out more than once in Schedule 3.2.14.

     For the purposes of this Agreement, a "MATERIAL CONTRACT" means any contract, agreement or commitment made in the ordinary course of the Business if it requires or may require the provision by the Corporation or any Subsidiary to any Person of goods or services having a fair market value in excess of Cdn.$10,000.

     Correct and complete copies of all of the contracts, agreements and commitments set out in Schedule 3.2.14, or, where such contracts are oral, correct and complete written summaries of their terms, have been provided to Vernalis.

     3.2.15 EMPLOYMENT MATTERS. Except as set out in Schedule 3.2.15, the Corporation and the Subsidiaries are neither a party to nor bound by any:

          3.2.15.1 oral or written contract or commitment for the employment or retainer of any individual, including, for greater certainty, any contract or commitment with directors, officers, employees, independent contractors or agents;

          3.2.15.2 oral or written contract or commitment providing for change of control payments, or other bonuses or benefits due on a change of control, or any severance, termination or similar payments or benefits; or

          3.2.15.3 any collective agreement or other commitment with any trade union or employee association, and no such union or association is certified to represent the employees of the Corporation and there are no pending applications or complaints before the Ontario Labour Board.

     Correct and complete copies of all contracts and commitments set out in
     Schedule 3.2.15, as amended as of the date hereof, or where oral, correct and complete written summaries of their terms, have been provided to Vernalis.

     Schedule 3.2.15 indicates each employee's name and position, and indicates without reference to an employee name the number of employees that are inactive, the reason for the inactivity, the start of the inactivity and the expected return to work date if any. Schedule 3.2.15 also indicates if employees have vacation accrual in excess of their annual entitlements and the amount of that excess entitlement per employee, without reference to employee names.

     3.2.16 EMPLOYEE BENEFIT PLAN. Schedule 3.2.16 lists or identifies all Employee Plans. The Employee Plans have been established under, and are registered as required, maintained and administered in accordance with Applicable Law relating to such plans and the terms and conditions of such plans, and all filings, reports and disclosures with respect thereto required by Applicable Law have been filed, made or distributed. All obligations required by Applicable Law, the Employee Plans or by contract to be performed in connection with the Employee Plans have been performed and there are no outstanding defaults or violations by any party to any Employee Plan nor any taxes, penalties or fees owing or eligible under any Employee Plan. All obligations of the Corporation with respect to Employee Plans are reflected in the Audited Financial Statements in accordance with generally accepted accounting principles. True and complete copies of all current Employee Plans, or where such Employee Plans are oral commitments, written summaries of their terms, together with all related documents including, if applicable, plan summaries, employee booklets and personnel manuals have been provided to the Purchaser. No Employee Plan is required by the terms thereof, Applicable Law or otherwise to be funded. All employee data necessary to administer the Employee Plans is in the possession and control of the Corporation and has been made available to Vernalis and is complete and accurate.

     No amendments or improvements have been made or promised respecting any Employee Plan since the Audited Statements Date, other than those required by Applicable Law. Except as set out on Schedule 3.2.16, no Employee Plan provides for any payment or the acceleration of any right or benefit as a consequence of the transaction contemplated by this Agreement.

     The Corporation is not a party to, or bound by, and has no actual or contingent liability in respect of any retirement or retirement savings plans including, without limitation, any registered or unregistered pension plan, pensions, supplemental pensions, registered retirement savings plans or any retirement compensation arrangements. No Employee Plan provides benefits beyond retirement or any other cessation of service to retirees or any current or former directors, employees or consultants the Corporation, or to their dependents or beneficiaries. No Employee Plan provides for retroactive charges or premium increases.

     3.2.17 CONSULTANTS. The consultants retained by the Corporation are independent contractors under Applicable Law.

     3.2.18 NO DEFAULT UNDER AGREEMENTS. Neither the Corporation nor the Subsidiaries are in default or breach in any material respect of any contract, agreement, lease or other instrument to which it is a party or by which it may be bound (including the contracts, agreements, leases and other instruments referred to in any Schedule to this Agreement) and there exists no state of facts which after notice or the passage of time, or both, would constitute such a default or breach, and all such contracts, agreements, leases and other instruments are now in good standing and the Corporation and the Subsidiaries are entitled to all benefits, rights and privileges thereunder.

     3.2.19 TITLE TO ASSETS. The Corporation and the Subsidiaries are the absolute beneficial owners of, and have good and marketable title, free of all Charges, to all the assets used in connection with the Business except as set out in Schedule 3.2.19.

     3.2.20 REAL PROPERTY. The Corporation is not the legal or beneficial owner of any real property, nor the lessor or lessee of any real property except for the Leased Premises.

     3.2.21 ENVIRONMENTAL MATTERS. The Corporation is in compliance with all Applicable Laws with respect to the environment and the Business has been operated in compliance with all such laws. Except as disclosed in Schedule 3.2.21, the Corporation does not research, develop, manufacture, use or store any hazardous products relating to the Business on the Leased Premises. The Corporation has not emitted, discharged, deposited or released or caused or permitted to be emitted, discharged, deposited or released, any hazardous materials on, in, or under the Leased Property.

     3.2.22 ASSETS IN GOOD CONDITION. All the physical assets of the Corporation are in good operating condition and in a state of good maintenance and repair.

     3.2.23 TAX, ETC., MATTERS. The Corporation and the Subsidiaries have filed all tax returns required to be filed by them in all applicable jurisdictions and have paid all Governmental Charges required to be paid by them. All such tax returns were correct and complete and have been prepared in compliance with Applicable Laws. Adequate provision has been made in the Audited Financial Statements and the Unaudited Financial Statements for all Governmental Charges, and all professional fees related thereto, payable by the Corporation and the Subsidiaries in respect of all periods up to the date of the balance sheet comprising part of the relevant financial statements. All unpaid Governmental Charges of the Corporation and the Subsidiaries in respect of periods ending on or before Closing, whether or not due and payable as of the Closing, will be included as a liability in the calculation of Net Cash. All refunds of investment tax credits that were received, are shown as receivable in the Audited Financial Statements or Unaudited Financial Statements or are included as a receivable in the calculation of Net Cash were claimed in accordance with Applicable Law and the Corporation and the Subsidiaries were entitled to such refunds under Applicable Law. Canadian federal and provincial income tax assessments have been issued to the Corporation and the Subsidiaries covering all past periods up to and including the fiscal year ended November 30, 2004 and such assessments, if any amounts were owing in respect thereof, have been paid, and only the fiscal years subsequent to November 30, 2004 remain open for reassessment of additional taxes, interest or penalties. There are no proceedings (as defined in section 3.2.35) in progress, pending or threatened against the Corporation and the Subsidiaries in respect of any Governmental Charges and, in particular, there are no currently outstanding reassessments or written enquiries which have been issued to, or raised in respect of, the Corporation and the Subsidiaries by any governmental authority relating to any Governmental Charges. The Corporation and the Subsidiaries have on a timely basis withheld or collected and remitted all amounts required to be withheld or collected and remitted by it in respect of any Governmental Charges. Correct and complete copies of all federal and provincial tax returns, including schedules thereto, and all federal goods and services tax returns filed by the Corporation and the Subsidiaries and all written communications relating thereto have been provided to the Purchaser.

     3.2.24 INSURANCE. All material physical assets of the Corporation and the Subsidiaries are covered by fire and other insurance with responsible insurers against such risks and in such amounts as are reasonable for prudent owners of comparable assets. Schedule 3.2.24 sets out particulars of all the insurance policies held by the Corporation, including the name of the insurer, the risks insured against and the amount of coverage. The Corporation is not in default with respect to any of the provisions contained in any such policies of insurance or has failed to give any notice or pay any premium or present any claim under any such insurance policy. Correct and complete copies of all of the insurance policies set out in Schedule 3.2.24 have been provided to Vernalis.

     3.2.25 CORPORATION IP. Except as set out on Schedule 3.2.25, all Corporation Owned IP is owned by the Corporation free and clear of all Charges, covenants, conditions, options to purchase and restrictions or other adverse claims or interests of any kind or nature. Except as set out on Schedule 3.2.25, to the knowledge of the Vendors, all Corporation Licensed IP is free and clear of all Charges, covenants, conditions, options to purchase and restrictions of other adverse claims or interest of any kind or nature. Schedule 3.2.25 sets out an accurate and complete list and description of all Corporation IP.

     3.2.26 TITLE TO CORPORATION IP. To the extent that any Intellectual Property was created by an employee of or consultant to the Corporation or a Subsidiary, such Persons have each irrevocably assigned to the Corporation in writing all rights to such Intellectual Property. Neither the Corporation nor any of its Subsidiaries has received any notice or claim challenging ownership of or rights by the Corporation or its Subsidiaries to any of the Corporation IP or suggesting that any other Person has any claim of legal or beneficial ownership or other claim or interest with respect thereto (other than the licensor in the case of Corporation Licensed IP), nor is there a reasonable basis for such a claim.

     3.2.27 PROSECUTION. All fees payable in respect of the maintenance of Corporation Owned IP have been paid and all registrations, and applications for registration, of any Corporation Owned IP are in good standing. The Corporation has prosecuted, and is prosecuting, such applications diligently. To the knowledge of the Vendors, all fees payable in respect of the maintenance of Corporation Licensed IP have been paid and all applications for registration of any Corporation Licensed IP are in good standing. To the knowledge of the Vendors, the licensors of the Corporation Licensed IP have prosecuted, and are prosecuting, such applications diligently. The knowledge of the Vendors, all registrations of Corporation Licensed IP are in good standing.

     3.2.28 VALIDITY AND ENFORCEABILITY OF CORPORATION IP. To the knowledge of the Vendors, all rights to the Corporation IP are valid and enforceable. Neither the Corporation nor its Subsidiaries has received any notice or claim challenging or questioning the validity or enforceability of any Corporation IP. There is no proceeding which is ongoing or, to the knowledge of the Vendors, alleged (including any opposition, re-examination or protest) which might result in the Corporation Owned IP being invalidated, or revoked or the subject of a compulsory license. To the knowledge of the Vendors, there is no proceeding which is ongoing or alleged (including any opposition, re-examination or protest) which might result in the Corporation Licensed IP being invalidated or revoked or the subject of a compulsory licence.

     3.2.29 NON-INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS. To the knowledge of the Vendors, the conduct of the Business does not infringe any other Person's rights to Intellectual Property. Neither the Corporation nor its Subsidiaries is or has been a party to any action or proceeding, nor, to the knowledge of the Vendors, has any action or proceeding been threatened, that alleges that the conduct of the Business infringes any other Person's rights to Intellectual Property. To the knowledge of the Vendors, no Person has infringed or is infringing the right of the Corporation or any of its Subsidiaries in or to any Corporation IP.

     3.2.30 CORPORATION LICENSED IP. In the case of Corporation Licensed IP, the Corporation has entered into valid and enforceable written agreements (the "LICENCE AGREEMENTS") pursuant to which the Corporation has been granted all licenses to develop, manufacture, import, export, use, reproduce, sub-license, sell, offer for sale, or otherwise exploit the Corporation Licensed IP to the extent required to operate all aspects of the Business. All Licence Agreements, which includes the Chiesi Licence Agreements, are in full force and effect and neither the Corporation nor any licensor is in default of its obligations thereunder. Correct and complete copies of all Licence Agreements have been provided to Vernalis.

     3.2.31 LICENSES OF CORPORATION OWNED IP TO THIRD PERSONS. Except as granted in the Exclusive Patent Licence Agreement between the Corporation and 2060347 Ontario Inc. dated December 22, 2004, neither the Corporation nor its Subsidiaries is a party to any agreement involving the grant by the Corporation or its Subsidiaries to any Person of any right to the Corporation Owned IP.

     3.2.32 CONFIDENTIALITY AGREEMENTS WITH DIRECTORS, OFFICERS, EMPLOYEES AND CONTRACTORS. The Corporation has documented procedures in place to protect the confidentiality of and all rights to the Corporation IP. All current and former directors, officers, employees and independent contractors of the Corporation and the Subsidiaries have entered into enforceable confidentiality agreements with the Corporation in form adequate to protect the Corporation IP.

     3.2.33 PERMITS AND REGISTRATIONS. Neither the Corporation nor any of the Subsidiaries requires any permits, licences, approvals, consents, authorizations, registrations, certificates and franchises to own its respective properties and assets or to carry on the Business as presently conducted by it. The Corporation is registered under Part IX of the Excise Tax Act (Canada).

     3.2.34 COMPLIANCE WITH LAWS. The Corporation and the Subsidiaries are conducting the Business in compliance in all material respects with all Applicable Laws of each jurisdiction in which the Business is carried on. The Corporation and the Subsidiaries are in compliance in all material respects with Privacy Laws in respect of the collection, use and disclosure of Personal Information by the Corporation and the Subsidiaries.

     3.2.35 LITIGATION AND OTHER PROCEEDINGS. There is no court, administrative, regulatory or similar proceeding (whether civil, quasi-criminal or criminal); arbitration or other dispute settlement procedure; investigation or inquiry by any governmental, administrative, regulatory or similar body; or any similar matter or proceeding (collectively, "proceedings") against or involving the Corporation or the Subsidiaries, (whether in progress or, to the knowledge of the Vendors, threatened), no event has occurred which might give rise to any proceedings and there is no judgment, decree, injunction, rule, award or order of any court, government department, board, commission, agency, arbitrator or similar body outstanding against the Corporation. No complaint, grievance, claim, work order or investigation has been filed, made or commenced against the Corporation pursuant to the Ontario Human Rights Code, the Occupational Health & Safety Act, the Workplace Safety and Insurance Act (Ontario), the Employment Standards Act or the Pay Equity Act, in each case of the Province of Ontario, or any similar legislation of Canada, the Province of Ontario or of any other jurisdiction.

     3.2.36 CORPORATE RECORDS. The corporate records and minute books of the Corporation and the Subsidiaries contain complete and accurate minutes of all meetings of directors and committees thereof and shareholders held since its date of incorporation, and all such meetings were duly called and held. The share certificate books, register of shareholders, register of transfers and register of directors of the Corporation and the Subsidiaries are complete and accurate.

     3.2.37 BOOKS OF ACCOUNT. The books and records of the Corporation and the Subsidiaries fairly present and disclose the financial position of the Corporation and the Subsidiaries, respectively, as at the relevant dates and all material financial transactions of the Corporation and the Subsidiaries have been accurately recorded in such books and records.

     3.2.38 BANK ACCOUNTS, ETC. Schedule 3.2.38 is a correct and complete list (including addresses and account numbers) of each bank, trust company or similar institution in which the Corporation or its Subsidiaries has an account or safety deposit box and the names of all Persons, including any individual or firm holding a power of attorney, authorized to draw thereon or to have access thereto.

     3.2.39 SUPPLIERS. The Vendors have no reason to believe that the benefits of any relationship with any of the suppliers of the Corporation or the Subsidiaries will not continue after the Closing Date in substantially the same manner as prior to the date hereof, assuming the completion on the Closing Date of the transaction contemplated hereby.

     3.2.40 MATERIAL FACTS DISCLOSED. The Corporation and the Vendors have disclosed to the Purchaser all facts known to it relating to the Business and assets of the Corporation and its Subsidiaries which could reasonably be expected to be material to an intending purchaser of the Purchased Securities.

3.3  PURCHASER'S AND VERNALIS' REPRESENTATIONS AND WARRANTIES

          The Purchaser and Vernalis each jointly and severally represents and warrants to the Vendors as follows and acknowledges that the Vendors are relying upon the following representations and warranties in connection with their sale or exchange of the Purchased Securities:

     3.3.1 INCORPORATION AND STATUS. The Purchaser is duly incorporated and validly existing under the laws of New Brunswick. Vernalis is duly incorporated and validly existing under the laws of England and Wales.

     3.3.2 CORPORATE POWER AND DUE AUTHORIZATION. The Purchaser and Vernalis each have the corporate power and capacity to enter into, and to perform its obligations under, this Agreement, subject to shareholder and regulatory approvals and requirements and filings in connection with the issue of securities of the Purchaser and Vernalis as contemplated herein. This Agreement has been duly authorized by the board of directors of each of the Purchaser and Vernalis. This Agreement has been duly executed and delivered by the Purchaser and Vernalis.

     3.3.3 ENFORCEABILITY. This Agreement is a valid and binding obligation of each of the Purchaser and Vernalis, enforceable in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies.

     3.3.4 NO CONTRAVENTION. None of the entering into of this Agreement nor the performance by the Purchaser nor Vernalis of any of its obligations under this Agreement will contravene, breach or result in any default under its articles, by-laws, constating documents or other organizational documents or under any mortgage, lease, agreement, other legally binding instrument, licence, permit, statute, regulation, order, judgment, decree or law to which it is a party or by which it may be bound.

     3.3.5 CONSENTS AND APPROVALS. No authorization, consent or approval of, or filing with or notice to, any governmental agency, regulatory body, court or other Person is required in connection with the execution, delivery or performance by the Purchaser or Vernalis of this Agreement or the performance by it of any of its obligations, subject to shareholder and regulatory approvals and requirements and filings in connection with the issue of securities of the Purchaser and Vernalis as contemplated herein.

     3.3.6 CIRCULAR. Subject to any supplementary prospectus that may be issued after the date of this Agreement, all statements of fact relating to Vernalis contained in the Circular are true and accurate in all material respects and are not misleading and there are no other facts known (or which on reasonable enquiry could be known) to Vernalis the omission of which would make any statement relating to Vernalis in the Circular misleading or which would be required to be disclosed to investors in Vernalis Shares for the purpose of enabling such investors to make an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of Vernalis.

     3.3.7 SECURITIES LAWS. Vernalis is not in default in any material respect under securities law requirements of the United Kingdom or the requirements of the London Stock Exchange. The forms, reports, schedules, statements and other documents filed by Vernalis under securities laws requirements of the United Kingdom since December 31, 2004 did not, at the time of filing, contain any misrepresentation and, at the time of filing, complied in all material respects with all securities laws requirements of the United Kingdom.

     3.3.8 ISSUE OF PURCHASER SHARES AND VERNALIS SHARES. At the time of issue of the Purchaser Shares or Vernalis Shares in accordance with the provisions attached to the Purchaser Shares and the provisions of this Agreement and the Purchaser Option Agreements, as applicable, such Purchaser Shares or Vernalis Shares, as the case may be, shall be validly issued and fully paid.

3.4  NO FINDER'S FEES

          Each of the parties represents and warrants to the other that such party has not taken, and agrees that it will not take, any action that would cause the other party to become liable to any claim or demand for a brokerage commission, finder's fee or other similar payment except for the obligations incurred by the Corporation prior to the date hereof and set out in Schedule 3.4.

3.5  SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES

          To the extent that they have not been fully performed at or prior to the Time of Closing, the covenants, representations and warranties contained in this Agreement and in all certificates and documents delivered pursuant to or contemplated by this Agreement shall survive the Closing and shall continue for the applicable limitation period provided, however, that:

     3.5.1 the Vendors' Business Representations, except those set out in section 3.2.23, and the Purchaser's and Vernalis' representations and warranties set out in sections 3.3.6 and 3.3.7 shall each terminate at the expiration of one year following the Closing;

     3.5.2 the representations and warranties set out in section 3.2.23 shall, subject to section 3.5.3, terminate at the expiration of the Tax Reassessment Period;

     3.5.3 there shall be no termination of the representations and warranties set out in section 3.2.23 to the extent that any misrepresentation has been made or fraud has been committed in filing a return or in supplying information for the purposes of any legislation imposing tax on the Corporation; and

     3.5.4 no claim for breach of representation or warranty shall be valid unless the party against whom such claim is made has been given notice thereof before the date on which the applicable representation or warranty shall have terminated in accordance with the foregoing.

          For the purposes of this Agreement, "TAX REASSESSMENT PERIOD" means the period ending on the first date on which no assessment, reassessment or other document assessing liability for tax, interest or penalties may be issued to the Corporation in respect of any taxation year or other period ended prior to the Closing Date, or within which the Closing Date occurs, pursuant to any applicable tax legislation.

                                    ARTICLE 4
                                   CONDITIONS

4.1  MUTUAL CONDITIONS

          The respective obligations of the Purchaser and the Vendors to complete the purchase and sale and exchange of the Purchased Securities pursuant to this Agreement are subject to the satisfaction of, at or prior to the Time of Closing, each of the following conditions (which may only be waived by the mutual consent of the Purchaser and the Vendors' Representative on behalf of the Vendors, provided that the Admission Condition may not be waived):

     4.1.1 SHAREHOLDER APPROVAL. Each of the resolutions set out in the notice of EGM incorporated in the Circular shall have been passed at the EGM.

     4.1.2 PLACING AGREEMENT. The Placing Agreement shall have become unconditional in all respects except for those conditions of that agreement relating to Admission and this Agreement becoming unconditional.

     4.1.3 AGREEMENT TO ADMIT FOR LISTING. The United Kingdom Financial Services Authority and the London Stock Exchange respectively shall have agreed to the Admission of the Non-Vendor Placing Shares, the Vendor Placing Shares and the Vernalis Shares to be allotted and issued on Closing to Chiesi in connection with the purchase of its right to acquire Class C Preference Shares in the capital of the Corporation to the Official List and to trading on the London Stock Exchange, subject only to allotment.

     4.1.4 ADMISSION CONDITION. The Admission Condition shall have been satisfied.

     4.1.5 UK TREASURY CONSENT. H.M. Treasury shall have confirmed in writing that consent under section 765(1)(c) of the Income and Corporation Tax Act 1988 (United

     Kingdom) is given to the issue of the Purchaser Shares in connection with the acquisition by the Purchaser of all of the shares, and rights to acquire shares, in the capital of the Corporation.

     4.1.6 VENDORS' REPRESENTATIVE AGREEMENT. All of the Persons to become shareholders or optionholders of the Purchaser on Closing (other than Vernalis), together with ALX Limited Partnership, shall have entered into the Vendors' Representative Agreement.

     4.1.7 NO MATERIAL ADVERSE CONDITION. There shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement and there shall be no proceeding of a judicial or administrative nature or otherwise, in progress or threatened that relates to or results from the transactions contemplated by this Agreement that would, if successful, result in an order or ruling that would preclude completion of the transactions contemplated by this Agreement in accordance with the terms hereof.

     4.1.8 NO TERMINATION. This Agreement shall not have been terminated in accordance with the provisions hereof.

4.2  CONDITIONS FOR THE BENEFIT OF THE PURCHASER

          The obligation of the Purchaser to complete the purchase or exchange of the Purchased Securities pursuant to this Agreement is subject to the satisfaction of, or compliance with, at or prior to the Time of Closing, each of the following conditions (each of which is acknowledged to be for the exclusive benefit of the Purchaser and may only be waived by the Purchaser):

     4.2.1 ACCURACY OF REPRESENTATIONS OF VENDORS AND COMPLIANCE WITH COVENANTS. The representations and warranties of the Vendors made in or pursuant to this Agreement shall be true and correct at the Time of Closing with the same force and effect as if made at and as of the Time of Closing; the covenants contained in this Agreement to be performed by the Vendors and/or the Corporation at or prior to the Time of Closing shall have been performed; and the Vendors and/or the Corporation shall not be in breach of any agreement on their part contained in this Agreement. Vernalis and the Purchaser shall have received a certificate confirming the foregoing from each of the Vendors, signed in the case of the Vendors who are corporations by senior officers or directors or other persons acceptable to the Purchaser, in form and substance satisfactory to the Purchaser and Purchaser's Counsel.

     4.2.2 CLOSING DOCUMENTS AND PROCEEDINGS. All documents relating to the authorization and completion of the transaction contemplated by this Agreement and all actions and proceedings taken at or prior to the Time of Closing in connection with the performance by the Vendors of their obligations under this Agreement shall be satisfactory to the Purchaser and to the Purchaser's Counsel, acting reasonably, and the Purchaser shall have received copies of all such documents and evidence that all such actions and proceedings have been taken as it may reasonably request, in form and substance satisfactory to the Purchaser and the Purchaser's Counsel.

     4.2.3 NO ACTION TO RESTRAIN. No action or proceeding shall be pending or threatened by any Person to restrain or prohibit:

          4.2.3.1 the purchase and sale or exchange of the Purchased Securities hereunder; or

          4.2.3.2 the Corporation from carrying on the Business as the Business is being carried on at the date hereof.

     4.2.4 CONSENTS AND APPROVALS. The consents and approvals listed in Schedule
     3.1.7 shall have been delivered to the Purchaser, in form and substance satisfactory to the Purchaser and the Purchaser's Counsel.

     4.2.5 GTTS XV LP CALL OPTION. The Corporation shall have entered into arrangements, on the Closing Date, satisfactory to the Purchaser, to:

          4.2.5.1 exercise its call obligation to acquire all of the Class A partnership units of GTTS XV LP from ALX Limited Partnership;

          4.2.5.2 satisfy the cash component of its call obligation to acquire all of the Class A partnership units of GTTS XV LP from ALX Limited Partnership for $*** through the assignment of its $*** note receivable from 1643979 Ontario Inc. to 2084753 Ontario Inc.;

          4.2.5.3 terminate any other liabilities of the Corporation to ALX Limited Partnership, GTTS XV LP or Iatra Management Services Corporation; and

          4.2.5.4 acquire from ALX Limited Partnership common shares or rights to acquire common shares in the capital of the Corporation issued pursuant to the call option agreement dated December 23, 2004, between the Corporation and ALX Limited Partnership and based on a valuation completed prior to the Closing Date.

     4.2.6 EXERCISE OF RIGHTS. Prior to the Time of Closing, all warrants, conversion rights, options and other rights to acquire, directly or indirectly, Corporation Shares (other than the right of ALX Limited partnership to acquire common shares in the capital of the Corporation) shall have been exercised or cancelled, or exchanged into Exchange Options, as provided in this Agreement.

     4.2.7 PURCHASE OF OTHER SHARES. At the Time of Closing, all of the shares in the capital of the Corporation, including all shares in the capital of the Corporation issuable upon exercise of warrants, conversion rights, options and other rights or, at the Purchaser's option, all rights to acquire shares and other securities of the Corporation, owned by Persons other than the Vendors (other than the right of ALX

     Limited Partnership to acquire common shares in the capital of the Corporation), shall have been acquired by the Purchaser or exchanged into Purchaser Share Options.

     4.2.8 CORPORATION SHAREHOLDERS AGREEMENT. Prior to the Time of Closing, the Corporation Shareholders Agreement shall have been terminated.

     4.2.9 PURCHASER SHAREHOLDERS AGREEMENT. All of the Persons to become shareholders or optionholders of the Purchaser on Closing, together with ALX Limited Partnership, and the Purchaser, shall have entered into the Purchaser Shareholders Agreement.

     4.2.10 PURCHASER OPTION PLAN AND PURCHASER OPTION AGREEMENTS. The Purchaser shall have adopted the Purchaser Option Plan and the Management Vendors, the Purchaser and the Vendors' Representative shall have entered into the Purchaser Option Agreements, as provided in this Agreement.

          If any of the conditions contained in this section 4.2 shall not be fulfilled or performed at or prior to the Time of Closing to the satisfaction of the Purchaser (acting reasonably), the Purchaser may, by notice to the Vendors' Representative, terminate this Agreement and the obligations of the Vendors, Vernalis and the Purchaser under this Agreement, other than the obligations contained in sections 1.11, 3.4, 7.1, 7.2 and 7.3. The Purchaser or Vernalis may also bring an action in a court of law against any Vendor for damages suffered by the Purchaser or Vernalis where the non-performance or non-fulfillment of a condition is as a result of a breach of covenant, representation or warranty by such Vendor. Any condition may be waived in whole or in part by the Purchaser without prejudice to any claims the Purchaser or Vernalis may have for breach of covenant, representation or warranty.

4.3  CONDITIONS FOR THE BENEFIT OF THE VENDORS

          The obligation of the Vendors to complete the sale of the Purchased Securities hereunder is subject to the satisfaction of, or compliance with, at or prior to the Time of Closing each of the following conditions (each of which is acknowledged to be for the exclusive benefit of the Vendors and may only be waived by the Vendors' Representative on behalf of the Vendors):

     4.3.1 ACCURACY OF REPRESENTATIONS OF PURCHASER AND COMPLIANCE WITH COVENANTS. The representations and warranties of the Purchaser and Vernalis made in or pursuant to this Agreement shall be true and correct at the Time of Closing with the same force and effect as if made at and as of the Time of Closing; the covenants contained in this Agreement to be performed by the Purchaser and Vernalis at or prior to the Time of Closing shall have been performed and the Purchaser and Vernalis shall not be in breach of any agreement on its part contained in this Agreement. The Vendors shall have received a certificate confirming the foregoing, signed for and on behalf of the Purchaser and Vernalis by senior officers or directors of the Purchaser and Vernalis or other persons acceptable to the Vendors, in form and substance satisfactory to the Vendors' Representative, on behalf of the Vendors, and the Vendors' Counsel.

     4.3.2 CLOSING DOCUMENTS AND PROCEEDINGS. All documents relating to the authorization and completion of the transaction contemplated by this Agreement and all actions and proceedings taken at or prior to the Time of Closing in connection with the performance by the Purchaser and Vernalis of their respective obligations under this Agreement shall be satisfactory to the Vendors' Representative, on behalf of the Vendors, and to the Vendors' Counsel, acting reasonably, and the Vendors' Representative, on behalf of the Vendors, shall have received copies of all such documents and evidence that all such actions and proceedings have been taken as it may reasonably request, in form and substance satisfactory to the Vendors' Representative, on behalf of the Vendors, and the Vendors' Counsel.

          If any of the conditions contained in this section 4.3 shall not be fulfilled or performed at or prior to the Time of Closing to the satisfaction of the Vendors' Representative (acting reasonably), the Vendors' Representative, on behalf of the Vendors, may, by notice to the Purchaser, terminate this Agreement and the obligations of the Vendors, the Purchaser and Vernalis under this Agreement, other than the obligations contained in sections 1.11, 3.4, 7.1, 7.2 and 7.3. The Vendors' Representative, on behalf of the Vendors, may also bring an action in a court of law against the Purchaser and/or Vernalis for damages suffered by the Vendors where the non-performance or non-fulfillment of a condition is as a result of a breach of covenant, representation or warranty by the Purchaser or Vernalis. Any condition may be waived in whole or in part by the Vendors' Representative, on behalf of the Vendors, without prejudice to any claims the Vendors may have for breach of covenant, representation or warranty.

4.4  MUTUAL RIGHT TO TERMINATE

          If Closing does not occur by January 4, 2006, either the Purchaser or the Vendors' Representative, on behalf of the Vendors, may, by giving notice to the other, terminate this Agreement and the obligations of the Vendors, Vernalis and the Purchaser hereunder other than those set out in sections 1.11, 3.4, 7.1,
7.2 and 7.3, provided, however, that before the Purchaser or the Vendors' Representative gives notice to terminate, it shall have discussed with the other party, acting reasonably, the possible amendment of this section to provide for a later date.

                                    ARTICLE 5
                                    COVENANTS

5.1  VENDORS' PERSONAL COVENANTS

          Each Vendor severally, and not jointly, covenants in respect of itself only in favour of the Purchaser and Vernalis as follows:

     5.1.1 EXERCISE OF RIGHTS. To exercise, prior to the Time of Closing, all warrants, conversion rights, options and other rights to acquire, directly or indirectly, Corporation Shares.

     5.1.2 RELEASE OF CHARGES. To release, at the Time of Closing, the Corporation from all Charges against the property, assets or undertaking, of the Corporation granted in favour of that Vendor and to discharge all such Charges forthwith thereafter.

     5.1.3 PURCHASER SHAREHOLDERS AGREEMENT. To enter into, along with all other Persons to become shareholders of the Purchaser at the Time of Closing, the Purchaser Shareholders Agreement and hereby authorizes the Vendors' Representative to execute the Purchaser Shareholders Agreement on its behalf.

     5.1.4 ACTIONS. To do or refrain from doing all acts and things in order to ensure that the representations and warranties in sections 3.1 and 3.2 remain true and correct at the Time of Closing as if such representations and warranties were made at and as of such date and to satisfy or cause to be satisfied the conditions in section 4.2 and the covenants in section 5.2, which are within its control (including to the extent it is capable by reason of its ownership and right to vote Corporation Shares).

     5.1.5 WITHDRAWAL RIGHTS. To not exercise, or attempt to exercise, any right or entitlement which may be applicable to, or enforceable by, it under section 87(Q) of the Financial Services and Markets Act 2000 (United Kingdom) (as amended). Each of the Vendors acknowledges that the issue of Vernalis Shares to it under this Agreement is by way of a bilateral contract and as such section 87(Q) does not entitle it to withdraw in the event that Vernalis publishes a supplementary prospectus. Each Vendor further severally, and not jointly, covenants in respect of itself only in favour of Vernalis that, in the event it is so entitled to withdraw, by signing this Agreement, it is confirming its acceptance of the offer of Vernalis Shares contained in this Agreement on the same terms immediately after such withdrawal.

5.2  CORPORATION'S BUSINESS COVENANTS

          The Corporation covenants in favour of the Purchaser and Vernalis as follows:

     5.2.1 ACCESS TO INFORMATION. To give, until the Time of Closing, to the Purchaser and its accountants, legal advisers and representatives during normal business hours full access to its premises, all its assets, books, accounts, tax returns, contracts, commitments and records and to its personnel and to furnish them with all such information relating to the Business and its affairs and assets as the Purchaser and Vernalis may reasonably request. No investigation made by the Purchaser, Vernalis or their respective representatives shall affect the Purchaser's right or Vernalis' right to rely on any representation or warranty made by the Vendors in this Agreement or in any document contemplated by this Agreement or derogate from the Vendors' acknowledgement of such reliance in sections
     3.1 and 3.2.

     5.2.2 CONDUCT OF BUSINESS. Except as expressly provided in this Agreement or except with the prior written consent of the Purchaser and Vernalis, prior to the Time of Closing to:

          5.2.2.1 operate the Business only in the ordinary course, consistent with past practice and, in the case of the Parkinson's Project and the Pain Project, in accordance with the Agreed Parkinson's Project Budget and the Agreed Pain

          Project Budget, respectively, to the extent consistent with such operation, use reasonable efforts to preserve its business organization, including the services of its officers and employees, and its business relationships with customers, suppliers, licensors and others having business dealings with it;

          5.2.2.2 use reasonable endeavours to ensure that the Net Cash calculation as at the Closing Date is a positive number;

          5.2.2.3 maintain all its assets, whether owned or leased, in good condition and repair and maintain insurance upon all its assets comparable in amount, scope and coverage to that in effect on the date of this Agreement; and

          5.2.2.4 maintain its books, records and accounts in the ordinary course on a basis consistent with past practice.

     5.2.3 CORPORATE ACTION, RESIGNATIONS AND RELEASES. At or prior to the Time of Closing, to take all necessary corporate action for the purpose of approving the transfer or exchange of the Purchased Securities to or with the Purchaser. At or prior to such time, to obtain the resignations of those directors and officers of the Corporation designated in writing by the Purchaser and mutual releases from such individuals of all claims that other party may have against the other party (other than in respect of unpaid salaries and accrued vacation pay), in form and substance satisfactory to the Purchaser and the Purchaser's Counsel. If requested by the Purchaser, the Vendors shall cause nominees of the Purchaser to be elected or appointed directors of the Corporation to fill any vacancies.

     5.2.4 OBTAINING OF CONSENTS AND APPROVALS. To use commercially reasonable efforts to deliver, at or prior to the Time of Closing, the consents and approvals referred to in section 4.2.4.

     5.2.5 CIRCULAR. To furnish to Vernalis such information relating to the Corporation, the Subsidiaries and the Vendors as may reasonably be requested by Vernalis for inclusion in any communication by Vernalis prior to or at the Time of Closing, including any supplementary Circular or prospectus that Vernalis may be required to publish, which information will be true and accurate in all material respects and not misleading and there will be no other facts known (or which on reasonable enquiry could be known) to the Vendors at the time of publication of any such communication the omission of which would make any statement relating to the Corporation, the Subsidiaries and the Vendors in such communication misleading.

     5.2.6 NEGATIVE COVENANT. Except as expressly provided in this Agreement or except with the prior written consent of the Purchaser, prior to the Time of Closing to ensure that the Corporation does not:

          5.2.6.1 amend its articles, by-laws, constating documents or other organizational documents;

          5.2.6.2 pay any dividends or otherwise make distributions to its shareholders;

          5.2.6.3 amalgamate, merge or consolidate with, or acquire all or substantially all the shares or assets of, any Person; or

          5.2.6.4 transfer, lease, license, sell or otherwise dispose of any of its assets, other than inventory in the ordinary course of the Business, consistent with past practice.

     5.2.7 ACTIONS. To do or refrain from doing all acts and things in order to ensure that the representations and warranties in sections 3.1 and 3.2 remain true and correct at the Time of Closing as if such representations and warranties were made at and as of such date and to satisfy or cause to be satisfied the conditions in section 4.2 and the covenants in section 5.2, which are within its control.

5.3  PURCHASER'S COVENANTS

          The Purchaser covenants in favour of the Vendors as follows:

     5.3.1 PREPAYMENT OF MMV LOAN. To prepay on the Closing Date the principal amount of the loan made by MMV Financial Inc. to the Corporation pursuant to the credit agreement between the Corporation and MMV Financial Inc. dated February 25, 2005 which, as at the date hereof, is in the principal amount of U.S.$2,053,401 (subject to further repayment of principal after the date hereof) (together with interest accrued thereon to but excluding the Closing Date) and the Make-Whole Payment (as defined therein) calculated to but excluding the Closing Date.

     5.3.2 FUNDING. To advance, or cause Vernalis to advance, to the Corporation up to U.S.$ 250,000 per week to fund Permitted Costs or Vernalis Liabilities, provided that no advance shall be made to the Corporation in any week until the Corporation has provided to Vernalis details of the proposed use of funds and Vernalis has approved such use, acting reasonably. In the event that this Agreement is terminated in accordance with the provisions hereof and the Licence Fee (as defined in the Letter of Intent) is payable by Vernalis to the Corporation, the aggregate amount advanced by the Purchaser and Vernalis to the Corporation pursuant to this section 5.3.2 from and including the date hereof to but excluding the date of termination of this Agreement shall be deemed to be a prepayment of the Licence Fee.

5.4  VERNALIS' COVENANTS

          Vernalis covenants in favour of the Vendors as follows:

     5.4.1 SHAREHOLDER APPROVAL. To use all reasonable endeavours to (i) obtain the approval of the shareholders of Vernalis at the EGM and (ii) convene the EGM by December 16, 2005.

     5.4.2 PLACING AGREEMENT. To use all reasonable endeavours to comply with its obligations under the Placing Agreement.

     5.4.3 REPORTING. To report, after the Time of Closing, at least every six months in its annual and interim reports to shareholders on the progress of the Pain Project and the Parkinson's Project.

     5.4.4 PURCHASER'S OBLIGATIONS. To cause the Purchaser to perform its obligations under this Agreement and the share provisions attached to the Purchaser Shares.

     5.4.5 PURCHASER'S CORPORATE EXISTENCE. Until the earlier of (i) the tenth anniversary of the Closing Date or (ii) the Redemption Date in respect of the last Milestone to occur provided that any Redemption Amount owing in respect of such Redemption Date has been satisfied in full, to maintain or cause to be maintained the corporate existence of the Purchaser and to continue to be its holding body corporate (within the meaning of the Business Corporations Act (Ontario)) except:

          5.4.5.1 Vernalis or the Purchaser may effect an exchange of the then-outstanding Purchaser Shares and Purchaser Share Options for comparable securities or other consideration which maintains the equivalent value of the Purchaser Shares and the Purchaser Share Options as at the Closing Date; and

          5.4.5.2 nothing herein shall be construed as restricting the continuance, amalgamation, merger or reorganization of Vernalis or any affiliate of Vernalis, including the Purchaser, so long as such action does not adversely affect the Purchaser Shares and Purchaser Share Options.

     5.4.6 ACTIONS. To do or refrain from doing all acts and things in order to ensure that the representations and warranties in section 3.3 remain true and correct at the Time of Closing as if such representations and warranties were made at and as of such date and to satisfy or cause to be satisfied the conditions in section 4.3 and the covenants in sections 5.3 and 5.4, which are in its control.

5.5  COOPERATION

          The parties shall cooperate fully in good faith with each other and their respective legal advisers, accountants and other representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement.

                                    ARTICLE 6
                                 INDEMNIFICATION

6.1 INDEMNIFICATION FOR VENDORS' PERSONAL REPRESENTATIONS AND VENDORS' PERSONAL COVENANTS

          Each Vendor shall severally, but not jointly, indemnify and save the Purchaser and Vernalis harmless for and from:

     6.1.1 any loss, damages or deficiencies suffered by the Purchaser or Vernalis or by the Corporation as a result of any breach of a Vendors' Personal Representation or a

     Vendors' Personal Covenant on the part of that Vendor (other than punitive damages or loss of profits); and

     6.1.2 all claims, demands, costs and expenses, including reasonable legal fees, in respect of the foregoing.

6.2  INDEMNIFICATION FOR VENDORS' BUSINESS REPRESENTATIONS AND OTHER CLAIMS

          Each Vendor shall severally, but not jointly, indemnify and save the Purchaser and Vernalis harmless for and from:

     6.2.1 all debts and liabilities of the Corporation, including liabilities for any Governmental Charges, existing as at the date of this Agreement and not disclosed on or included in the Final Closing Balance Sheet or incurred in breach of the provisions of this Agreement;

     6.2.2 all contingent liabilities which the Corporation becomes obligated to pay and which exist at the Time of Closing whether or not the Vendors or the Corporation has notice thereof or of the facts or circumstances which give rise thereto;

     6.2.3 any assessment or reassessment for Governmental Charges in respect of any taxation year or other period ended prior to the Closing Date, or any portion of a taxation year or other period up to and including the Closing Date, for which no adequate reserve has been provided and disclosed in the Final Closing Balance Sheet;

     6.2.4 any loss, damages or deficiencies suffered by the Purchaser, Vernalis or by the Corporation as a result of any breach of representation, warranty or covenant on the part of the Vendors or the Corporation contained in this Agreement or in any certificate or document delivered pursuant to or contemplated by this Agreement, other than the Vendors' Personal Representations or the Vendors' Personal Covenants (other than punitive damages or loss of profits); and

     6.2.5 all claims, demands, costs and expenses, including reasonable legal fees, in respect of the foregoing.

6.3  INDEMNIFICATION FOR PURCHASER'S AND VERNALIS' REPRESENTATIONS

          The Purchaser and Vernalis shall jointly and severally indemnify and save each of the Vendors harmless for and from:

     6.3.1 any loss, damages or deficiencies suffered by the Vendors as a result of any breach of representation, warranty or covenant on the part of the Purchaser or Vernalis contained in this Agreement or in any certificate or document delivered pursuant to or contemplated by this Agreement (other than punitive damages and loss of profits); and

     6.3.2 all claims, demands, costs and expenses, including reasonable legal fees, in respect of the foregoing.

6.4  NOTICE OF CLAIM

          The party making a claim for indemnification pursuant to section 6.1, section 6.2 or section 6.3 (a "CLAIM", which term shall include more than one Claim) shall promptly give notice to the party against whom the Claim is made. Any claim by a Vendor (a "VENDOR'S CLAIM") must be made on its behalf by the Vendors' Representative, no claim for indemnification may be made in respect of any one matter more than once, whether or not by the same Vendor, nor may the claim be made against the Purchaser and Vernalis in separate actions. In the case of a Claim by the Purchaser or Vernalis (a "PURCHASER'S CLAIM"), such notice shall specify whether the Claim arises as a result of a claim by a Person against the Corporation (a "THIRD PARTY CLAIM") or whether the Claim does not so arise, and shall also specify with reasonable particularity (to the extent that the information is available):

     6.4.1 the factual basis for the Claim; and

     6.4.2 the amount of the Claim, or, if an amount is not then determinable, an approximate and reasonable estimate of the likely amount of the Claim.

6.5  LIMITATION OF INDEMNITY

     6.5.1 Each Vendor's indemnification obligations pursuant to section 6.2 shall be limited to an amount equal to the Vendor's Relevant Proportion of a Claim.

     6.5.2 Notwithstanding section 6.5.1, the maximum aggregate liability of each Vendor for its indemnification obligations pursuant to section 6.2 shall be an amount equal to that Vendor's entitlement to Redemption Amounts payable or which may become payable on or after the time the relevant Claim is made.

     6.5.3 The maximum aggregate liability of the Purchaser and Vernalis for their indemnification obligations pursuant to section 6.3 (other than in respect of the representations and warranties of the Purchaser and Vernalis in sections 3.3.1 to 3.3.5) to any Vendor shall be an amount equal to the aggregate of the Redemption Amounts payable or which may become payable to that Vendor on or after the time the relevant Claim is made.

6.6  SATISFACTION OF CLAIMS

     6.6.1 Where there is an amount owing by the Purchaser in respect of any Determined Claim in respect of section 6.3, or by a Vendor in respect of any Determined Claim in respect of section 6.1, such Determined Claim shall be satisfied, unless section 6.6.2 applies, by payment in cash.

     6.6.2 Where there is an amount owing by a Vendor in respect of any Determined Claim, such Claim will be satisfied as follows if such Claim is in respect of that Vendor's indemnification obligations pursuant to section
     6.2 and may, at the Purchaser's or Vernalis' option, as applicable, be satisfied as follows if such Claim is in respect of section 6.1, in either case in the following order of priority:

          6.6.2.1 first, to the extent a Milestone has occurred in respect of which the Purchaser or Vernalis, as applicable, has elected to pay all or part of the Redemption Amount in cash and such payment has not yet been made, from the Redemption Amount owing to that Vendor in respect of the relevant Milestone to the extent necessary to satisfy the Claim;

          6.6.2.2 second, to the extent a Milestone has occurred in respect of which the Purchaser or Vernalis, as applicable, has elected to pay all or part of the Redemption Amount in Milestone Shares and such Milestone Shares have not yet been issued and allotted, by reduction of the number of Milestone Shares issuable to that Vendor in respect of the Redemption Amount owing to that Vendor in respect of the relevant Milestone to the extent necessary to satisfy the Claim (using the Milestone Share Price as the value of the Milestone Shares when calculating the number of Milestone Shares to be deducted); and

          6.6.2.3 last, to the extent that the Claim is still not fully satisfied, any excess amount together with that Vendor's indemnification obligations in respect of any future Claims may be deducted by the Purchaser or Vernalis from future Redemption Amounts owing to that Vendor in accordance with sections 6.6.2.1 and 6.6.2.2, and any excess amount still remaining in respect of section 6.1 shall be satisfied by payment in cash.

6.7  NO INDEMNIFICATION BY CORPORATION

          Each of the Vendors covenants severally, and not jointly, in favour of the Purchaser and Vernalis that such Vendor will not assert against the Corporation any right of indemnification that such Vendor may have against the Corporation in connection with any Claim brought against such Vendor. Notwithstanding the foregoing, a Vendor may assert any right of indemnification that such Vendor may have against the Corporation for legal costs incurred by such Vendor in defending a Third Party Claim where a court of competent jurisdiction has determined that such Vendor has not breached a representation, warranty or covenant contained in this Agreement or in any certificate or document delivered pursuant to this Agreement.

6.8  PROCEDURE FOR INDEMNIFICATION

     6.8.1 PURCHASER'S CLAIMS. With respect to Purchaser's Claims, following receipt of notice from the Purchaser or Vernalis of a Claim, the Vendors' Representative, on behalf of the Vendors, shall have 30 Business Days to make such investigation of the Claim as the Vendors' Representative, on behalf of the Vendors, considers necessary or desirable. For the purpose of such investigation, the Purchaser shall make available to the Vendors' Representative the information relied upon by the Purchaser or Vernalis to substantiate the Claim. If the Purchaser and the Vendors' Representative agree at or prior to the expiration of such 30 Business Day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the full agreed upon amount of the Claim shall be satisfied subject to, and in accordance with, sections 6.5 and 6.6. If the Purchaser and the Vendors' Representative do not agree within such period (or any mutually agreed upon extension thereof), the Purchaser and the Vendors agree that the Purchaser or Vernalis shall be entitled to bring an action in a court of law to recover the full amount of the Claim and any costs incidental to the action.

     6.8.2 VENDOR'S CLAIMS. With respect to Vendor's Claims, following receipt of notice from the Vendors' Representative, on behalf of the Vendor, of a Claim, the Purchaser and Vernalis shall have 30 Business Days to make such investigation of the Claim as they consider necessary or desirable. For the purpose of such investigation, the Vendors' Representative shall make available to the Purchaser and Vernalis and their authorized representatives the information relied upon by the Vendors' Representative, on behalf of the Vendors, to substantiate the Claim. If the Purchaser or Vernalis and the Vendors' Representative agree at or prior to the expiration of such 30 Business Day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the full agreed upon amount of the Claim shall be satisfied subject to, and in accordance with section 6.5. If the Purchaser and the Vendors' Representative, on behalf of the Vendors, do not agree within such period (or any mutually agreed upon extension thereof), the Purchaser, Vernalis and the Vendors agree that the Vendors' Representative, on behalf of the Vendors, shall be entitled to bring an action in a court of law to recover the full amount of the Claim and any costs incidental to the action.

     6.8.3 THIRD PARTY CLAIMS

          6.8.3.1 With respect to any Third Party Claim, the Vendors' Representative, on behalf of the Vendors, shall have the right, so long as any Redemption Amounts are payable or may become payable, at the expense of the Vendors, to participate in or assume control of the negotiation, settlement or defence of such Third Party Claim, provided that the Vendors' Representative, on behalf of the Vendors, agrees to reimburse the Purchaser and Vernalis for all of their out-of-pocket expenses as a result of such participation or assumption and provides a satisfactory indemnity to the Purchaser and Vernalis for such costs. If the Vendors' Representative, on behalf of the Vendors, elects to assume such control, the Purchaser and Vernalis shall cooperate with the Vendors' Representative, shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim at its own expense and shall have the right to disagree on reasonable grounds with the selection and retention of counsel, in which case counsel satisfactory to the Vendors' Representative and the Purchaser shall be retained by the Vendors.

          6.8.3.2 If the Vendors' Representative, on behalf of the Vendors, having elected to assume control as contemplated in section 6.8.3.1, thereafter fails to defend any such Third Party Claim within a reasonable time, the Purchaser or Vernalis shall be entitled to assume such control and the Vendors shall be bound by the results obtained by the Purchaser or Vernalis with respect to such Third Party Claim.

6.9  ADDITIONAL RULES AND PROCEDURES

          The obligation of one Party to indemnify other Parties in respect of Claims shall also be subject to the following:

     6.9.1 Any Claim arising as a result of a breach of a representation or warranty referred to in section 6.1, 6.2 or 6.3 shall be made not later than the date on which, pursuant to section 3.5, such representation or warranty terminated.

     6.9.2 The Vendors' obligation to indemnify the Purchaser and Vernalis in accordance with section 6.2, and the Purchaser's obligation to indemnify the Vendors in accordance with section 6.3 (other than in respect of a breach of a representation or warranty contained in sections 3.3.1 to 3.3.5) shall only apply once the Claims, in the aggregate, exceed Cdn.$ ***, in which case, the full amount of all such Claims shall be recoverable.

     6.9.3 Except in the circumstance contemplated by section 6.8.3.2 and whether or not the Vendors' Representative, on behalf of the Vendors, assumes control of the negotiation, settlement or defence of any Third Party Claim, and so long as any Redemption Amounts are payable or may become payable, the Purchaser shall not negotiate, settle, compromise or pay any Third Party Claim except with the prior written consent of the Vendors' Representative, on behalf of the Vendors (which consent shall not be unreasonably withheld).

     6.9.4 So long as any Redemption Amounts are payable or may become payable, the Purchaser shall not permit any right of appeal in respect of any Third Party Claim to terminate without giving the Vendors' Representative, on behalf of the Vendors, notice thereof and an opportunity to contest such Third Party Claim.

     6.9.5 The Purchaser and Vernalis, and the Vendors' Representative, shall cooperate fully with each other with respect to Third Party Claims, shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available) and shall each designate a senior officer who will keep informed about and be prepared to discuss the Third Party Claim with his counterpart and with counsel at all reasonable times.

     6.9.6 Notwithstanding section 6.8.3, the Vendors' Representative, on behalf of the Vendors, shall not settle any Third Party Claim or conduct any related legal or administrative proceeding in a manner which would, in the opinion of the Purchaser or Vernalis, acting reasonably, have an adverse impact on the Purchaser or Vernalis.

6.10 INDEMNIFICATION CLAIMS

          The parties agree that Article 6 sets out the sole and exclusive manner by which:

     6.10.1 the Purchaser or Vernalis may seek monetary compensation from the Vendors for any matter in respect of which the Purchaser or Vernalis may make a Claim under section 6.1 or 6.2, including, for greater certainty, any matter that could be made a Claim under that section but for section 6.9.2; and

     6.10.2 the Vendors may seek monetary compensation from the Purchaser or Vernalis for any matter in respect of which the Vendors may make a Claim under section 6.3.

                                    ARTICLE 7
                                 GENERAL MATTERS

7.1  CONFIDENTIALITY

     7.1.1 No Vendor shall, directly or indirectly, use for its own purposes or disclose to any other Person any confidential or proprietary information, including know-how and data, technical or non-technical, relating to the business of Vernalis which becomes known to the Vendor or its accountants, legal advisers or representatives as a result of Vernalis making the same available in connection with the transaction contemplated hereby.

     7.1.2 No Vendor shall directly or indirectly use for its own purposes or disclose to any Person any confidential or proprietary information of the Corporation or its subsidiaries, including know-how and data, technical or non-technical, relating to the Business.

7.2  PUBLIC NOTICES

          No press release or other public announcement concerning the transaction contemplated by this Agreement shall be made by the Vendors or the Corporation without the prior written consent of Vernalis, or made by the Purchaser or Vernalis without the prior written consent of the Corporation (such consent not to be unreasonably withheld and, in the case of any press release or other public announcement by the Vendors, other than VenGrowth, such consent to have been obtained prior to the date of this Agreement), provided, however, that a party may, without such consent, make such disclosure if the same is required by any stock exchange on which any of the securities of that party are listed or by any regulatory authority having jurisdiction over that party, and if such disclosure is required, that party shall use reasonable efforts to give prior oral or written notice to the other party, and if such prior notice is not possible, to give such notice immediately following the making of such disclosure.

7.3  EXPENSES

          Each of the Vendors, the Purchaser and Vernalis shall be responsible for the expenses (including fees and expenses of legal advisers, accountants and other professional advisers) incurred by it in connection with the negotiation and settlement of this Agreement and the completion of the transaction contemplated hereby except as provided in sections 2.11 and 2.13.

7.4  ASSIGNMENT

          Except as provided in this section, no party may assign its rights or benefits under this Agreement, nor may a Vendor transfer its Purchaser Shares except (i) to Vernalis or an affiliate of Vernalis, or (ii) by will or the laws of descent and distribution. The Purchaser or Vernalis may, at any time after the Time of Closing and from time to time, assign its rights and benefits under this Agreement, in whole or in part, to any affiliate or to any Person who acquires all or substantially all of the assets or shares of the Corporation.

7.5  NOTICES

          Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by prepaid mail, by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice or other communication, if mailed by prepaid mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the seventh Business Day after the post-marked date thereof, or if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the Business Day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address shall also be governed by this section 7.5. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with this section 7.5. Notices and other communications shall be addressed as follows:

     (a)  if to the Vendors:

          c/o The VenGrowth Advanced Life Sciences Fund Inc. (as Vendors' Representative)
          105 Adelaide Street West, Suite 1000
          Toronto, Ontario
          M5H 1P9

          Attention:         Dr. Luc Marengere/Phil Kurtz
          Telecopier number: 416-971-6519

          with a copy to the Vendors' Counsel at:

          Borden Ladner Gervais LLP
          40 King Street West, Suite 4200
          Toronto, Ontario
          M5H 3Y4

          Attention:         Jeffrey Graham
          Telecopier number: 416-361-7377

     (b)  if to the Corporation:

          Cita Neuropharmaceuticals Inc.
          2480 Dunwin Drive
          Mississauga, Ontario
          L5L 1J9

          Attention:         Anthony J. Giovinazzo
          Telecopier number: (905) 607-7351

     (c)  if to the Purchaser or Vernalis:

          Vernalis plc
          Oakdene Court
          613 Reading Road
          Winnersh, Berkshire
          RG 41 5UA

          Attention:         John Slater
          Telecopier number: + 44 118 989 9300

          with a copy to the Purchaser's Counsel at:

          Torys LLP
          Suite 3000, 79 Wellington Street West
          Box 270, TD Centre
          Toronto, Ontario M5K 1N2

          Attention:         Kathleen L. Keller-Hobson
          Telecopier number: (416) 865-7380

          and

          Allen & Overy LLP
          One New Change
          London EC4M 9QQ
          United Kingdom

          Attention:         Anna Buscall
          Telecopier number: + 44 20 7330 9999

          The failure to send or deliver a copy of a notice to the Purchaser's Counsel or the Vendors' Counsel, as the case may be, shall not invalidate any notice given under this section 7.5.

7.6  TIME OF ESSENCE

          Time is of the essence of this Agreement.

7.7  FURTHER ASSURANCES

          Each of the parties shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

7.8  COUNTERPARTS

          This Agreement may be signed in counterparts and each such counterpart shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF the parties hereto have executed this Agreement.

                                        THE VENGROWTH ADVANCED LIFE
                                        SCIENCES FUND INC.


                                        by:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        by:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        MEDINNOVA PARTNERS INC.


                                        by:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        by:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        NEUROSCIENCE DEVELOPMENT INC.


                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                 Signature Page for Principal Purchase Agreement

                                        WORKING VENTURES CMDF QUEEN'S
                                        SCIENTIFIC BREAKTHROUGH FUND INC.


                                        by:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        by:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ----------------------------------------
                                        ANTHONY GIOVINAZZO


                                        ----------------------------------------
                                        MARC DE SOMER


                                        ----------------------------------------
                                        BRIAN FIELDING


                                        CITA NEUROPHARMACEUTICALS INC.


                                        by:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        by:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                 Signature Page for Principal Purchase Agreement

                                        VERNALIS PLC


                                        by:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        VERNALIS (CANADA) INC.


                                        by:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

          The undersigned hereby agrees to act as the Vendors' Representative and to carry out such duties and responsibilities and to exercise such rights and powers on behalf of the Vendors as are provided in this Agreement.

                                        THE VENGROWTH ADVANCED LIFE
                                        SCIENCES FUND INC., as Vendors'
                                        Representative


                                        by:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        by:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                 Signature Page for Principal Purchase Agreement